                           SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  CONFIDENTIAL, FOR USE OF THE
                                             COMMISSION ONLY (AS PERMITTED BY
                                             RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          MARRIOTT INTERNATIONAL, INC.
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               (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

================================================================================

                        [LOGO OF MARRIOTT APPEARS HERE]

       Corporate Headquarters                       Mailing Address:
         10400 Fernwood Road                         Marriott Drive
      Bethesda, Maryland 20817                   Washington, D.C. 20058
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD FRIDAY, MAY 9, 1997
March 24, 1997

Notice is hereby given that the Annual Meeting of Shareholders of Marriott In-ternational, Inc. (the "Company") will be held on Friday, May 9, 1997, at 10:30 a.m., in the Grand Ballroom of the JW Marriott Hotel at National Place, 1331 Pennsylvania Avenue, N.W., Washington, D.C. Doors to the meeting will open at 9:30 a.m.

The meeting will be conducted:

  1. To consider and vote upon the following proposals (collectively, the "Proposals") described in the accompanying Proxy Statement, which provide for:

   (i) Proposal One: Election of Floretta Dukes McKenzie, Roger W. Sant, and Lawrence M. Small as directors, each for a term of three years expiring at the 2000 Annual Meeting of Shareholders, and election of William J. Shaw as a director for a term expiring at the 1999 Annual Meeting of Shareholders to fill a vacancy on the Board of Directors (the "Board") created by an expansion in the size of the Board;
   (ii) Proposal Two: Ratification of the action of the Board amending the Marriott International, Inc. 1995 Non-Employee Directors' Deferred Stock Compensation Plan;
   (iii) Proposal Three: Ratification of the action of the Board increasing by 2.5 million the number of shares of Company common stock authorized for issuance under the Marriott International, Inc.
         Employee Stock Purchase Plan;
   (iv) Proposal Four: Ratification of appointment of Arthur Andersen LLP as independent auditors;
   (v) Proposal Five: A shareholder proposal to adopt cumulative voting for the election of directors; and
   (vi) Proposal Six: A shareholder proposal to adopt the "fair value" method of accounting for stock-based compensation plans pursuant to Statement of Financial Accounting Standards No. 123; and

  2. To transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on March 14, 1997, will be en-titled to notice of and to vote at this meeting.

                                       /s/ Joan Rector McGlockton
                                       Joan Rector McGlockton
                                       Secretary

                     PLEASE REFER TO THE OUTSIDE BACK COVER
             FOR INFORMATION ON PARKING AND PUBLIC TRANSPORTATION.

EACH SHAREHOLDER IS REQUESTED TO EXECUTE AND PROMPTLY RETURN THE ENCLOSED PROXY
                     CARD IN THE PREPAID ENVELOPE ENCLOSED.

================================================================================

                         MARRIOTT INTERNATIONAL, INC.

                 10400 FERNWOOD ROAD, BETHESDA, MARYLAND 20817

                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 9, 1997

INTRODUCTION

This Proxy Statement (the "Proxy Statement") is furnished to shareholders of Marriott International, Inc., a Delaware corporation (the "Company" or "Marriott"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") from holders of record of the Company's outstanding shares of common stock, par value $1.00 per share (the "Company Common Stock"), as of the close of business on March 14, 1997 (the "Annual Meeting Record Date") for use at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on May 9, 1997, at 10:30 a.m., in the Grand Ballroom of the JW Marriott Hotel at National Place, 1331 Pennsylva-nia Avenue, N.W., Washington, D.C. or at any adjournment or postponement thereof. This Proxy Statement, Notice of Meeting, and accompanying proxy card are first being mailed to the Company's shareholders on or about March 24, 1997.

Until October 8, 1993 (the "Distribution Date"), the Company was a wholly-owned subsidiary of Marriott Corporation. On the Distribution Date, Marriott Corporation separated the Company's businesses from its other businesses through a distribution (the "Distribution") to holders of outstanding shares of Marriott Corporation common stock, on a share-for-share basis, of all the outstanding shares of Company Common Stock. Upon the consummation of the Dis-tribution, Marriott Corporation changed its name to "Host Marriott Corpora-tion" (Host Marriott Corporation and its subsidiaries are referred to herein as "Host Marriott").

VOTING RIGHTS AND PROXY

INFORMATION

Only holders of record of shares of Company Common Stock as of the close of business on the Annual Meeting Record Date will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Such holders of shares of Company Common Stock are entitled to one vote per share on any matter which may properly come before the Annual Meeting. The presence, either in person or by properly executed proxy, of the holders of a majority of the shares of Company Common Stock issued and outstanding and entitled to vote thereat is necessary to constitute a quorum at the Annual Meeting and to permit action to be taken by the shareholders at such meeting. Under Delaware law, shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee that are represented at the Annual Meeting, but with respect to which such broker or nominee is not empow-ered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. The affirmative vote of the holders of at least a majority of the shares of Company Common Stock present in person or represented by proxy at the Annual Meeting is required to approve each of the Proposals. Abstentions will have the same effect as votes against the Proposals. Broker non-votes, however, will be treated as not voted for purposes of determining approval of the Proposals and will not be counted as votes for or against the Proposals.

As of the Annual Meeting Record Date, there were 126,455,985 shares of Company Common Stock outstanding and entitled to vote at the Annual Meeting. The Com-pany Common Stock is the only issued and outstanding class of equity securities of the Company. Certain members of the Marriott family (including various trusts established by members of the Marriott family) in the aggregate benefi-cially own approximately 20% of the outstanding shares of Company Common Stock and have indicated their intention to vote their shares in accordance with the recommendations of the Board as set forth herein with respect to the Proposals. All shares of Company Common Stock that are represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated in such proxies. If no instructions are indicated for any of the Pro-posals, such proxies will be voted in accordance with the Board's recommenda-tions as set forth herein with respect to such Proposals.

In the event that a quorum is not present at the time the Annual Meeting is convened, or if for any other reason the Company believes that additional time should be allowed for the solicitation of proxies, the Company may adjourn the Annual Meeting with or without a vote of the shareholders. If the Company pro-poses to adjourn the Annual Meeting by a vote of the shareholders, the persons named in the enclosed proxy card will vote all shares of Company Common Stock for which they have voting authority in favor of such adjournment.

Any proxy duly given pursuant to this solicitation may be revoked at any time before it is voted by (i) filing with First Chicago Trust Company of New York in its capacity as transfer agent for the Company (the "Transfer Agent"), at or before the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares of Company Common Stock and delivering it to the Transfer Agent at or before the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Prior to the date of the Annual Meeting, written notice to revoke a proxy should be sent to First Chicago Trust Company of New York, P.O. Box 8089, Edison, New Jersey 08818-9355.

DIRECTORS


[PHOTO OF       J.W. Marriott,       Mr. Marriott is Chairman of the Board,
J.W. MARRIOTT,  Jr.* (Chairman of    President and Chief Executive Officer of
JR. APPEARS     the Board) Age:      the Company. He joined Marriott Corpora-
HERE]           65                   tion in 1956 and has been a member of the
                                     Board of Marriott Corporation/Host
                                     Marriott since 1964. He became President
                                     of Marriott Corporation in 1964, Chief
                                     Executive Officer of Marriott Corporation
                                     in 1972 and Chairman of the Board of
                                     Marriott Corporation in 1985. Effective
                                     March 31, 1997, Mr. Marriott will resign
                                     as President but will continue to serve
                                     as Chairman and Chief Executive Officer
                                     of the Company. Mr. Marriott also is a
                                     director of Host Marriott, Host Marriott
                                     Services Corporation, General Motors Cor-
                                     poration, Outboard Marine Corporation,
                                     and the U.S.-Russia Business Council. He
                                     serves on the Board of Trustees of the
                                     Mayo Foundation, National Geographic So-
                                     ciety, and Georgetown University. He is
                                     on the President's Advisory Committee of
                                     the American Red Cross and the Executive
                                     Committee of the World Travel & Tourism
                                     Council, and is a member of the Business
                                     Council and the Business Roundtable. Mr.
                                     Marriott is currently serving a three-
                                     year term expiring at the 1999 Annual
                                     Meeting of Shareholders.
-------------------------------------------------------------------------------


[PHOTO OF       Richard E.           Mr. Marriott is Chairman of the Board of
RICHARD E.      Marriott* Age: 58    Host Marriott Corporation. He is also
MARRIOTT                             Chairman of the Board of First Media Cor-
APPEARS HERE]                        poration and serves as a director of Host
                                     Marriott Services Corporation, Potomac
                                     Electric Power Company, and trustee of
                                     Gallaudet University, Polynesian Cultural
                                     Center, Primary Children's Medical Cen-
                                     ter, Boys and Girls Clubs of America SE
                                     Region, and The J. Willard Marriott Foun-dation. He also serves on the Board of Trustees of Federal City Council and
                                     Marriott Foundation for People with Disa-bilities. Prior to the Distribution, Mr.
                                     Marriott served as an Executive Vice
                                     President and member of the Board of Di-rectors of Marriott Corporation. Mr.
                                     Marriott has been a director of the Com-pany since 1979 (including the period prior to the Distribution), and is cur-rently serving a three-year term expiring at the 1998 Annual Meeting of Sharehold-ers.

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* Messrs. J.W. Marriott, Jr. and Richard E. Marriott are brothers.

[PHOTO OF       Gilbert M.           Mr. Grosvenor is Chairman of the Board of
GILBERT M.      Grosvenor Age: 65    the National Geographic Society (a pub-
GROSVENOR                            lisher of books and magazines and pro-
APPEARS HERE]                        ducer of television documentaries) and a
                                     director or trustee of Chevy Chase Fed-
                                     eral Savings Bank, Ethyl Corporation,
                                     B.F. Saul REIT and Saul Centers, Inc. He is on the Board of Visitors of the Nicholas School of the Environment of Duke University. Prior to the Distribu-tion, Mr. Grosvenor served as a member of the Board of Directors of Marriott Corpo-ration. Mr. Grosvenor has been a director of the Company since 1987 (including the period prior to the Distribution), and is currently serving a three-year term ex-piring at the 1998 Annual Meeting of Shareholders.

--------------------------------------------------------------------------------


[PHOTO OF       Floretta Dukes       Dr. McKenzie is the founder, President
FLORETTA DUKES  McKenzie Age: 61     and a director of The McKenzie Group,
MCKENZIE                             Inc. (an educational consulting firm).
APPEARS HERE]                        She is also a director or trustee of Po-
                                     tomac Electric Power Company, National
                                     Geographic Society, Acacia Group, Group
                                     Hospitalization and Medical Services,
                                     Inc., Reading is Fundamental (RIF), How-ard University, White House Historical
                                     Association, American Association of
                                     School Administrators Foundation Fund,
                                     Lightspan Partnership, Inc., Impact II-
                                     The Teachers Network, Foundation for
                                     Teaching Economics, National Academy
                                     Foundation, Institute for Educational
                                     Leadership, Inc., and National Associa-
                                     tion of Partners in Education, Inc.
                                     (NAPE). From 1981 to 1988, she served as Superintendent of the District of Colum-bia Public Schools and Chief State School
                                     Officer. Prior to the Distribution, Dr.
                                     McKenzie served as a member of the Board of Directors of Marriott Corporation. Dr.
                                     McKenzie has been a director of the Com-pany since 1992 (including the period prior to the Distribution), and is cur-rently serving a three-year term expiring at the 1997 Annual Meeting of Sharehold-ers.

--------------------------------------------------------------------------------

[PHOTO OF       Harry J. Pearce      Mr. Pearce is Vice Chairman of the Board
HARRY J.        Age: 54              of General Motors Corporation (an automo-
PEARCE APPEARS                       bile manufacturer) and a director of Gen-
HERE]                                eral Motors Acceptance Corporation,
                                     Hughes Electronics Corporation, American
                                     Automobile Manufacturers Association, and the Economic Strategy Institute and is a member of the U.S. Air Force Academy's
                                     Board of Visitors. He also serves on the Board of Trustees of Howard University and is a member of Northwestern Univer-sity School of Law's Visiting Committee and the Dean's Advisory Council. Mr.
                                     Pearce has been a director of the Company since 1995, and is currently serving a term expiring at the 1998 Annual Meeting of Shareholders.

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[PHOTO OF       W. Mitt Romney       Mr. Romney is a director, President and
W. MITT         Age: 50              Chief Executive Officer of Bain Capital,
ROMNEY                               Inc. (a private equity investment firm).
APPEARS HERE]                        He is also a director of The Sports Au-
                                     thority, Inc., Duane Reade, Inc. and Sta-ples, Inc. Mr. Romney is a member of the Executive Board of the Boy Scouts of
                                     America and the boards of the National
                                     Points of Light Foundation and City Year.
                                     Prior to the Distribution, Mr. Romney
                                     served as a member of the Board of Direc-tors of Marriott Corporation. Mr. Romney has been a director of the Company since
                                     1993 (including the period prior to the
                                     Distribution), and is currently serving a three-year term expiring at the 1999 An-nual Meeting of Shareholders.

-------------------------------------------------------------------------------


[PHOTO OF       Roger W. Sant        Mr. Sant is Chairman of the Board and a
ROGER W.        Age: 65              co-founder of The AES Corporation (a
SANT APPEARS                         global power company). He is also Chair-
HERE]                                man of the Board of World Wildlife Fund
                                     (U.S.) and a member of the Board of World
                                     Resources Institute and Worldwide Fund
                                     for Nature. Mr. Sant has been a director of the Company since 1993, and is cur-rently serving a three-year term expiring at the 1997 Annual Meeting of Sharehold-ers.

[PHOTO OF       William J. Shaw      Effective March 31, 1997, Mr. Shaw will
WILLIAM J.      Age: 51              become President and Chief Operating Of-
SHAW APPEARS                         ficer of the Company. Mr. Shaw joined
HERE]                                Marriott Corporation in 1974, was elected
                                     Corporate Controller in 1979 and a Vice
                                     President in 1982. In 1985 he assumed re-sponsibility for Marriott Corporation's tax department and risk management de-partment and was elected Senior Vice
                                     President-Finance. In 1986, Mr. Shaw was elected Senior Vice President-Finance and
                                     Treasurer of Marriott Corporation. He was elected Executive Vice President of
                                     Marriott Corporation and promoted to
                                     Chief Financial Officer in April 1988. In
                                     February 1992, he was elected President
                                     of the Marriott Service Group, which now comprises the Company's Contract Service
                                     Group. Mr. Shaw was elected Executive
                                     Vice President and President-Marriott
                                     Service Group as of the Distribution
                                     Date. Mr. Shaw is also Chairman of the
                                     Board of Directors of Host Marriott Serv-ices Corporation. He also serves on the Board of Trustees of Loyola College in
                                     Maryland and the Surburban Hospital Foun-dation. In February 1997, the Board nomi-nated Mr. Shaw as a director of the Com-pany for a term expiring at the 1999 An-nual Meeting of Shareholders.

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[PHOTO OF       Lawrence M.          Mr. Small is President, Chief Operating
LAWRENCE M.     Small Age: 55        Officer and a member of the Board of Di-
SMALL APPEARS                        rectors of Fannie Mae (a Congressionally
HERE]                                chartered mortgage financing corpora-
                                     tion). Prior to joining Fannie Mae, Mr.
                                     Small was Vice Chairman and Chairman of
                                     the Executive Committee of the Boards of Directors of Citicorp/Citibank. He also serves as a director of The Chubb Corpo-ration, Chairman of the Financial Advi-sory Committee of Trans-Resources Inter-national, a member of the Board of Trust-ees of Morehouse College and New York
                                     University Medical Center, and a member
                                     of the U.S. Holocaust Memorial Council.
                                     Mr. Small has been a director of the Com-pany since 1995, and is currently serving a term expiring at the 1997 Annual Meet-ing of Shareholders.

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                                       6

PERSONS CHOSEN TO BECOME DIRECTORS

On February 17, 1997, the Company entered into a definitive agreement to ac-quire Renaissance Hotel Group, N.V. ("Renaissance"), a premier operator and franchisor of 150 hotels in 38 countries. In connection with (and subject to the completion of) this transaction, the Board has appointed Dr. Henry Cheng Kar-Shun as a director of the Company for a term expiring at the 2000 Annual Meeting of Shareholders, effective upon the later of completion of the acquisi-tion of Renaissance (expected to occur by the second quarter of 1997) and June 1, 1997. Shareholders of the Company will be asked to ratify Dr. Cheng's ap-pointment at the 1998 Annual Meeting of Shareholders.


                                     Dr. Cheng has served as Chairman and Di-
[PHOTO OF       Henry Cheng Kar-     rector of Renaissance Hotel Group N.V.
HENRY CHENG     Shun Age: 50         since June 1995. Since 1989, Dr. Cheng
KAR-SHUN                             has served as Managing Director of New
APPEARS HERE]                        World Development Company Limited ("New
                                     World Development") a publicly-held Hong
                                     Kong company primarily engaged in prop-
                                     erty management and development, which
                                     owns a majority of the outstanding stock of Renaissance. From October 1972 to
                                     March 1989, Dr. Cheng served as Executive
                                     Director of New World Development. Dr.
                                     Cheng also serves as a director of HKR
                                     International Limited, Lloyd George-Stan-dard Chartered China Fund Ltd., and New
                                     World Infrastructure Ltd., all of which
                                     are publicly-held Hong Kong companies.
                                     Dr. Cheng serves as an executive officer of Chow Tai Fook Enterprises Limited, which owns shares in New World Develop-ment, and Chow Tai Fook Jewelry Co. Ltd.

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                                       7

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as to the shares of Company Common Stock beneficially owned (or deemed to be beneficially owned pursuant to the rules of the Securities and Exchange Commission (the "SEC")) as of January 31, 1997, by each director of the Company, each nominee, each of the executive of-ficers named in the Summary Compensation Table included elsewhere herein, all directors and executive officers of the Company as a group, and beneficial holders of five percent (5%) or more of outstanding Company Common Stock.

                                             SHARES OF COMPANY      PERCENT OF
                                               COMMON STOCK        COMMON STOCK
NAME                                         BENEFICIALLY OWNED   OUTSTANDING(1)
----                                        -------------------   --------------
DIRECTORS AND NOMINEES:
J.W. Marriott, Jr..........................     13,397,533(2)(3)       10.6
Richard E. Marriott........................     13,098,096(2)(4)       10.4
Gilbert M. Grosvenor.......................          2,100                *
Floretta Dukes McKenzie....................            435                *
Harry J. Pearce............................          5,000                *
W. Mitt Romney.............................          5,000                *
Roger W. Sant..............................         10,000                *
William J. Shaw............................        572,711(5)             *
Lawrence M. Small..........................         29,000(6)             *
NAMED EXECUTIVE OFFICERS:
Joseph Ryan................................         71,069(5)             *
Michael A. Stein...........................         95,800(5)             *
William R. Tiefel..........................        427,450(5)(7)          *
ALL DIRECTORS, NOMINEES, AND EXECUTIVE
 OFFICERS AS A GROUP (20 INCLUDING THE
 FOREGOING)................................     24,202,782(2)(8)       19.3

--------
 *Less than 1%.
(1) Based on the number of shares outstanding at, plus the number of shares acquirable by the specified person(s) within 60 days of, January 31, 1997.
(2) Includes: 1,575,020 shares held by J.W. Marriott, Jr. and Richard E. Marriott as co-trustees of 16 trusts for the benefit of their children and 2,536,787 shares owned by The J. Willard Marriott Foundation, a charitable foundation in which J.W. Marriott, Jr., Richard E. Marriott and their mother serve as co-trustees. These shares are reported as beneficially owned by both J.W. Marriott, Jr. and Richard E. Marriott, but are included only once in reporting the number of shares owned by all directors, nominees and executive officers as a group. The shares included herein do not include: (i) 2,052,015 shares owned and controlled by certain other members of the Marriott family, (ii) 1,667,385 shares held by a charitable annuity trust, created by the will of J. Willard Marriott, in which J.W. Marriott, Jr. and Richard E. Marriott have a remainder interest and in which their mother is trustee, or (iii) 126,026 shares held by the adult children of J.W. Marriott, Jr. and Richard E. Marriott, as trustees of 25 trusts established for the benefit of the grandchildren of J.W. Marriott, Jr. and Richard E. Marriott.
(3) Includes, in addition to the shares referred to in footnote (2): (i) 865,250 shares subject to options exercisable within 60 days, (ii) 402,430 shares held as trustee of two trusts for the benefit of Richard E. Marriott, (iii) 68,213 shares owned by J.W. Marriott, Jr.'s wife (Mr. Marriott disclaims beneficial ownership of such shares), (iv) 670,267 shares owned by four trusts for the benefit of J.W. Marriott, Jr.'s children, in which his wife serves as a co-trustee, (v) 21,009 shares owned by six trusts for the benefit of J.W. Marriott, Jr.'s grandchildren, in which his wife serves as a co-trustee, (vi) 80,000 shares, owned by JWM Associates Limited Partnership, whose general partner is J.W. Marriott, Jr. and (vii) 2,707,590 shares owned by JWM Family Enterprises, L. P., whose general partner is a corporation in which J.W. Marriott, Jr. is a controlling shareholder.

(4) Includes, in addition to the shares referred to in footnote (2): (i) 55,700 shares subject to options exercisable within 60 days, (ii) 299,689 shares held as trustee of two trusts established for the benefit of J.W. Marriott, Jr., (iii) 68,006 shares owned by Richard E. Marriott's wife,
    (iv) 603,828 shares owned by four trusts for the benefit of Richard E. Marriott's children, in which his wife serves as a co-trustee, and (v) 2,302,729 shares owned by First Media Limited Partners, whose general partner is a corporation in which Richard E. Marriott is the controlling shareholder.
(5) Includes shares of unvested restricted stock awarded under the Marriott International 1993 and 1996 Comprehensive Stock Incentive Plans, as follows: Mr. Ryan: 32,000 shares; Mr. Stein: 19,000 shares; Mr. Shaw:
    27,000 shares and Mr. Tiefel: 24,000 shares. Shares of restricted stock are voted by the holder thereof. See "Executive Compensation; Summary Compensation Table."
(6) Includes 2,000 shares held by two trusts for the benefit of non-family members in which Mr. Small is trustee and 500 shares held by Mr. Small as custodian for a non-family member minor child. Mr. Small disclaims beneficial ownership of all such shares.
(7) Includes 10,000 shares held by Mr. Tiefel's wife. Mr. Tiefel disclaims beneficial ownership of such shares.
(8) All directors, nominees and executive officers as a group (other than J.W. Marriott, Jr. and Richard E. Marriott) beneficially owned an aggregate of 1,818,960 shares or 1.4% of Company Common Stock outstanding as of January 31, 1997.

THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

The Board met four times in 1996. No director attended fewer than 75% of the total number of meetings of the Board and Committees on which such director served.

The Board has appointed four standing committees: (i) Executive; (ii) Audit;
(iii) Compensation Policy; and (iv) Nominating and Corporate Governance.

The members of the Executive Committee are J.W. Marriott, Jr. (Chair) and Roger W. Sant. When the Board is not in session, this Committee is authorized to exercise all powers of the Board, subject to specific restrictions as to powers retained by the full Board. Retained powers include those relating to amendments to the certificate of incorporation and bylaws, mergers, consolida-tions, sales or exchanges involving substantially all of the Company's assets, declarations of dividends, and issuances of stock. The Executive Committee did not meet in 1996.

The members of the Audit Committee, none of whom are employees of the Company, are: W. Mitt Romney (Chair), Gilbert M. Grosvenor, Harry J. Pearce, Roger W. Sant, and Lawrence M. Small. The Audit Committee meets with the Company's in-dependent auditors, management representatives and internal auditors. The Au-dit Committee recommends to the Board the appointment of independent auditors, approves the scope of audits and other services to be performed by the inde-pendent and internal auditors, considers whether any circumstance, including the performance of any professional service, impairs the independence of the auditors, and reviews the results of internal and external audits, the ac-counting principles applied in financial reporting, and financial and opera-tional controls. The independent auditors and internal auditors have unre-stricted access to the Audit Committee and vice versa. The Audit Committee met three times in 1996.

The members of the Compensation Policy Committee, none of whom are employees of the Company, are: Floretta Dukes McKenzie (Chair), Roger W. Sant, W. Mitt Romney, and Lawrence M. Small. The functions of this Committee include submit-ting recommendations on policies and procedures relating to senior officers' compensation and various employee stock plans, and approval of individual sal-ary adjustments, bonus payments, and stock awards in those areas. The Compen-sation Policy Committee met six times in 1996.

The members of the Nominating and Corporate Governance Committee, none of whom are employees of the Company, are: Gilbert M. Grosvenor (Chair), Floretta Dukes McKenzie, and Harry J. Pearce. This Committee makes recommendations to the Board regarding corporate governance and considers nominees for election as di-rectors. The Committee utilizes the same procedure to consider nominees recom-mended by shareholders as is used to consider nominees recommended by any other source. In addition, the Committee fulfills an advisory function with respect to a range of matters affecting the Board and its committees, including the making of recommendations with respect to qualifications of director candi-dates, compensation of directors, selection of committee chairs, committee as-signments, and related matters affecting the functioning of the Board. The Nom-inating and Corporate Governance Committee met twice in 1996.

COMPENSATION OF DIRECTORS

Directors who are also employees of the Company receive no additional compensa-tion for service as directors. Directors who are not employees receive an an-nual retainer fee of $25,000, together with an attendance fee of $1,250 per Board, Committee or shareholder meeting. The Chair of each Committee of the Board receives an additional annual fee of $1,000. Any individual director re-ceiving these fees may elect to defer payment of all or any portion thereof pursuant to the Company's Executive Deferred Compensation Plan and/or the 1995 Non-Employee Directors' Deferred Stock Compensation Plan. Gilbert M. Grosvenor, Floretta Dukes McKenzie, Harry J. Pearce, W. Mitt Romney, Roger W. Sant, and Lawrence M. Small are currently participating in one or both of these plans. Directors are also reimbursed for travel expenses and other out-of-pocket costs incurred when attending meetings.

In 1996, Mr. Richard E. Marriott waived his right to receive post-retirement distributions of cash under the Marriott International, Inc. Executive Deferred Compensation Plan (the "Deferred Compensation Plan") and Company Common Stock under the Marriott International, Inc. 1993 Comprehensive Stock Incentive Plan (the "Stock Plan"). The payments and stock distributions waived were awarded to Mr. Marriott in 1995 and prior years and were disclosed as required in earlier proxy statements of the Company or of Marriott Corporation. In connection with this waiver, the Company entered into an arrangement to purchase life insurance policies for the benefit of a trust established by Mr. Marriott. The cost of the life insurance policies to the Company will not exceed the projected after-tax cost the Company expected to incur in connection with the payments under the Deferred Compensation Plan and the stock distributions under the Stock Plan that were waived by Mr. Marriott.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's ex-ecutive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities ("Reporting Persons"), to file reports of beneficial ownership and changes in beneficial ownership of Company equity securities with the SEC and the New York Stock Exchange. Spe-cific due dates for these reports have been established, and the Company is re-quired to report in this Proxy Statement any failure by such persons to file such reports on a timely basis during 1996. During 1996, the Company's Report-ing Persons were in compliance with these requirements.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

Table I below sets forth a summary of the compensation paid by the Company during the last three fiscal years to the Chief Executive Officer of the Com-pany and the four most highly compensated executive officers (other than the Chief Executive Officer) of the Company as of January 3, 1997.

TABLE I

                                                   RESTRICTED   STOCK    ALL OTHER
                          FISCAL  SALARY    BONUS     STOCK    OPTIONS  COMPENSATION
      NAME                 YEAR  (1)(2)($) (3)($)  (4)(5)($)     (#)     (6)(7)($)
      ----                ------ --------- ------- ---------- --------- ------------
J.W. Marriott, Jr.......   1996   840,866  809,754   161,975    71,000     32,125
Chairman, President and    1995   800,000  696,000   139,202   100,000      7,592
Chief Executive Officer    1994   765,000  669,375   133,888    90,000     82,043

William J. Shaw.........   1996   545,289  425,325    85,085    46,000     19,780
Executive Vice President   1995   520,000  342,680   589,152    52,000     35,910
                           1994   500,000  335,000    67,000    56,000     22,615

William R. Tiefel.......   1996   545,289  393,699 1,175,020    46,000     40,323
Executive Vice President   1995   520,000  341,120   365,720    52,000     35,187
                           1994   475,000  317,775    63,564    56,000     43,804

Joseph Ryan.............   1996   371,000  248,941    49,775    25,000      1,170
Executive Vice President   1995   350,000  217,000    43,403    30,000    119,900
and General Counsel        1994    26,924   16,154 1,105,761    50,000          0

Michael A. Stein........   1996   356,731  239,366    47,850    23,000     25,950
Executive Vice President   1995   325,000  201,500   572,792    25,000     21,126
 and                       1994   300,000  190,500    38,110    30,000     25,863
Chief Financial Officer

--------
(1) Fiscal year 1996 base salary earnings were for 53 weeks.
(2) Salary amounts include base salary earned and paid in cash during the fiscal year and the amount of base salary deferred at the election of the executive officer under the Company's Profit Sharing and Deferred Compensation Plans. Mr. Ryan joined the Company as Executive Vice
    President and General Counsel in December of 1994.
(3) Bonus includes the amount of cash bonus earned and accrued during the fiscal year and paid subsequent to the end of each fiscal year. The
    Company adopted the 1994 Executive Officer Incentive Plan ("Executive Officer Incentive Plan") to satisfy the requirements for exemption under the Internal Revenue Code Section 162 (m). For fiscal year 1996, the following bonus amounts were attributable to the Executive Officer
    Incentive Plan and to the Executive Officer Individual Performance Plan ("Individual Performance Plan"): Mr. Marriott earned $588,606 under the Executive Officer Incentive Plan and $221,148 under the Individual Performance Plan; Mr. Shaw earned $261,738 under the Executive Officer Incentive Plan and $163,587 under the Individual Performance Plan; Mr. Tiefel earned $261,738 under the Executive Officer Incentive Plan and $131,961 under the Individual Performance Plan; Mr. Ryan earned $129,850 under the Executive Officer Incentive Plan and $119,091 under the Individual Performance Plan; Mr. Stein earned $149,827 under the Executive Officer Incentive Plan and $89,539 under the Individual Performance Plan.
(4) All awards of restricted stock noted in the above table reflect awards of Company Common Stock made under either the 1993 or 1996 Marriott International Comprehensive Stock Incentive Plan (together, the "MI Plan") for 1994, 1995, and 1996 performance, respectively. Restricted stock awards granted by the Company are subject to general restrictions, such as continued employment and non-competition, and in some cases, additional performance restrictions such as attainment of financial objectives.
    Holders of restricted stock receive dividend payments and exercise voting rights with respect to such shares. Awards of deferred bonus stock granted by the Company under the MI Plan were generally derived by dividing 20 percent of each individual's annual cash bonus award by the average of the high and low trading prices for a share of Company Common Stock on the last trading day for the fiscal year. No voting rights or dividends are attributed to award shares until such awards are distributed. The individual executive may elect to denominate the awards as current or deferred. A current award is distributed in 10 annual installments commencing one year after the award is granted. A deferred award is distributed in a lump sum or up to 10 installments following termination of employment. Deferred award shares contingently vest pro-rata in annual installments commencing one year after the award is granted to the employee. Awards are not subject to forfeiture once the employee reaches age 55 with 10 years of service with the Company, or has 20 years of service with the Company and retires with Board approval.
(5) All shares of restricted stock shown in the table above were under the MI Plan. Awards reflected in the restricted stock column in the above table include the following for the named individual: (i) for Mr. Marriott for 1994, 4,792 shares of deferred bonus stock; for 1995, 3,669 shares of deferred bonus stock; for 1996, 2,945 shares of deferred bonus stock; (ii) for Mr. Shaw for 1994, 2,398 shares of deferred bonus stock; for 1995, 1,806 shares of deferred bonus stock and 14,000 shares of restricted stock; for 1996, 1,547 shares of deferred bonus stock; (iii) for Mr.
    Tiefel for 1994, 2,275 shares of deferred bonus stock; for 1995, 1,798 shares of deferred bonus stock and 8,000 shares of restricted stock; for 1996, 1,432 shares of deferred bonus stock and 20,000 shares of restricted stock; (iv) for Mr. Ryan for 1994, 116 shares of deferred bonus stock and 40,000 shares of restricted stock; for 1995, 1,144 shares of deferred bonus stock; for 1996, 905 shares of deferred bonus stock; (v) for Mr.
    Stein for 1994, 1,364 shares of deferred bonus stock; for 1995, 1,062 shares of deferred bonus stock and 15,000 shares of restricted stock; for 1996, 870 shares of deferred bonus stock. The aggregate number and value of shares of Company restricted and deferred stock held by each named executive officer as of the end of fiscal year 1996 is as follows: Mr. Marriott, 2,945 shares valued at $161,975; Mr. Shaw, 70,149 shares valued at $3,858,195; Mr. Tiefel, 119,425 shares valued at $6,568,375; Mr. Ryan,
    34,165 shares valued at $1,879,075; and Mr. Stein, 35,797 shares valued at $1,968,835. These figures do not include the number or value of restricted or deferred shares of Host Marriott Corporation common stock.
(6) Amounts included in "All Other Compensation" represent matching Company contribution amounts received under one or more of the Marriott International Employees' Profit Sharing, Retirement and Savings Plan and Trust (the "Profit Sharing Plan") and the Marriott International Executive Deferred Compensation Plan (the "Deferred Plan"). In 1996, for Mr.
    Marriott, $2,806 was attributable to the Profit Sharing Plan and $29,319 was attributable to the Deferred Plan; for Mr. Shaw, $3,140 was attributable to the Profit Sharing Plan and $16,640 was attributable to the Deferred Plan; for Mr. Tiefel, $4,638 was attributable to the Profit Sharing Plan and $35,685 was attributable to the Deferred Plan; for Mr. Ryan, $1,170 was attributable to the Profit Sharing Plan; for Mr. Stein, $4,640 was attributable to the Profit Sharing Plan and $21,310 was attributable to the Deferred Plan.
(7) In 1996, Mr. J. W. Marriott, Jr. waived his vested right to receive post-retirement distributions of cash under the Deferred Plan and Company
    Common Stock under the Marriott International, Inc. 1993 Comprehensive
    Stock Incentive Plan (the "Stock Plan"). The payments and stock distributions waived were awarded to Mr. Marriott in 1995 and prior years and were disclosed as required in earlier proxy statements of the Company or of Marriott Corporation. In connection with this waiver, the Company entered into an arrangement to purchase life insurance policies for the benefit of a trust established by Mr. Marriott. The cost of the life insurance policies to the Company will not exceed the projected after-tax cost the Company expected to incur in connection with the payments under the Deferred Plan and the stock distributions under the Stock Plan that were waived by Mr. Marriott.

STOCK OPTIONS

Table II and Table III below set forth information regarding options to pur-chase Company Common Stock granted in fiscal 1996 under the Marriott Interna-tional, Inc. 1996 Comprehensive Stock Incentive Plan (the "MI Plan").

TABLE II

                    STOCK OPTION GRANTS IN LAST FISCAL YEAR

                       STOCK                                         GRANT DATE
                      OPTIONS  % OF TOTAL STOCK                       PRESENT
                      GRANTED OPTIONS GRANTED TO EXERCISE EXPIRATION   VALUE
                        (1)      EMPLOYEES IN     PRICE      DATE       (3)
NAME                    (#)      FISCAL YEAR      ($/SH)     (2)        ($)
----                  ------- ------------------ -------- ---------- ----------
J.W. Marriott, Jr.... 71,000         3.6         54.8125   11/7/11   1,356,810
William J. Shaw...... 46,000         2.3         54.8125   11/7/11     879,060
William R. Tiefel.... 46,000         2.3         54.8125   11/7/11     879,060
Joseph Ryan.......... 25,000         1.3         54.8125   11/7/11     477,750
Michael A. Stein..... 23,000         1.2         54.8125   11/7/11     439,530

--------
(1) Under the MI Plan, the Company may grant to eligible employees stock options either on a non-qualified tax basis or as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code. All options granted to Company employees in 1996 were non-qualified options and totaled 1,975,800 shares.
(2) All options granted vest over four years on the anniversary date of the grant at a rate of 25% per year and have a 15-year term. Except as set forth in the succeeding sentence, if an optionee ceases to be an employee, other than by reason of death, while holding an exercisable option, the option will generally terminate if not exercised within three months of termination of employment. Options held by optionees who retire and meet certain retirement provisions of the MI Plan (holders of non-qualified options with a combination of age and length of service that equals or exceeds 75) will not expire until the earlier of (i) the expiration of the option in accordance with its original term or (ii) one year from the date on which the option granted latest in time to the optionee has fully vested. Options are not transferable except that if an optionee dies while an employee of the Company more than one year from the date the option was granted, a legatee may exercise the remaining options at any time up to one year after the date of death of the employee.
(3) The Black-Scholes option pricing model was used to estimate the present value of the option grant at the date of the grant. The material assumptions and adjustments used in estimating the value of the options include: an exercise price of $54.8125, expected volatility of 25%, annual dividends, consistent with the Company's dividend policy, of $0.32 in 1996, a risk free interest rate of 6.1%, an expected option life of seven years and a 13.3% reduction to reflect the probability of forfeiture due to termination prior to vesting. These inputs resulted in a $19.11 per share fair value.

TABLE III

               AGGREGATED STOCK OPTION EXERCISES IN LAST FISCAL
                    YEAR AND FISCAL YEAR-END OPTION VALUES

                                                                                   VALUE OF UNEXERCISED
                                                           NUMBER OF SHARES               IN-THE-
                                                        UNDERLYING UNEXERCISED      MONEY STOCK OPTIONS
                                   SHARES                  OPTIONS AT FISCAL                AT
                                 ACQUIRED ON   VALUE         YEAR END (#)         FISCAL YEAR END ($) (3)
                         COMPANY  EXERCISE   REALIZED  ------------------------- -------------------------
          NAME           (1)(2)      (#)        ($)    EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           ------- ----------- --------- ----------- ------------- ----------- -------------
J.W. Marriott, Jr.......     MI         0            0    865,250     214,750    30,722,154    3,200,950
                            HMC         0            0    810,447           0     9,916,444            0
                          TOTAL         0            0  1,675,697     214,750    40,638,598    3,200,950
William J. Shaw.........     MI    30,000      863,505    496,000     127,000    18,204,001    1,832,973
                            HMC    33,583      297,428    462,316           0     5,793,289            0
                          TOTAL    63,583    1,160,933    958,316     127,000    23,997,290    1,832,973
William R. Tiefel.......     MI    12,950      426,872    336,000     127,000    12,298,068    1,832,973
                            HMC     4,702       41,643    293,006           0     3,729,734            0
                          TOTAL    17,652      468,515    629,006     127,000    16,027,802    1,832,973
Joseph Ryan.............     MI         0            0     32,500      72,500       819,519    1,091,394
                            HMC         0            0          0           0             0            0
                          TOTAL         0            0     32,500      72,500       819,519    1,091,394
Michael A. Stein........     MI    30,000    1,209,219     63,775      64,125     1,825,963      939,854
                            HMC         0            0     14,386           0       184,068            0
                          TOTAL    30,000    1,209,219     78,161      64,125     2,010,031      939,854

--------
(1) "MI" represents options to purchase Company Common Stock. "HMC" represents options to purchase Host Marriott Corporation Common Stock.
(2) In connection with the Distribution and pursuant to the Marriott Corporation Employee Stock Option Plan (the "Plan"), all Marriott Corporation options were adjusted to reflect the Distribution. Each nonqualified Marriott Corporation option was "split" by (i) adjusting the price at which the Marriott Corporation option (as adjusted, a "Host Marriott Corporation Option") was exercisable for common stock of Host Marriott Corporation and (ii) providing the holder thereof with an option to purchase an identical number of shares of Company Common Stock (each, a "Marriott International Option"). The exercise price of the Marriott International Option was set, and the exercise price of the corresponding Host Marriott Corporation Option was adjusted, so as to equal, in the aggregate, the exercise price of the Marriott Corporation option prior to the Distribution. Accordingly, these adjustments merely preserved, and did not increase or decrease, the economic value of the outstanding Marriott Corporation option prior to the Distribution. In December of 1995, in connection with the Host Marriott Services Distribution (hereinafter defined) and pursuant to the Host Marriott Corporation 1993 Comprehensive Stock Incentive Plan (the "Host Plan"), all Host Marriott Corporation Options were adjusted to reflect the Host Marriott Services Distribution. The Host Marriott Services Distribution resulted in a lower option price and greater number of options in Host Marriott Corporation for all Company employees with outstanding options in Host Marriott Corporation. The exercise price was set, and the price of the Host Marriott Corporation Options were adjusted, so as to preserve (but not increase or decrease) the economic value of each Host Marriott Corporation Option immediately prior to the Host Marriott Services Distribution.
(3) Based on a per share price for Company Common Stock of $55.00 and a per share price for Host Marriott Corporation Common Stock of $15.81. These prices reflect the average of the high and low trading prices on the New York Stock Exchange on January 3, 1997.

REPORT ON EXECUTIVE COMPENSATION BY THE COMPENSATION POLICY COMMITTEE

The Compensation Policy Committee (the "Committee") is responsible for estab-lishing basic principles related to the compensation programs of the Company and for providing oversight for compensation programs for senior executive of-ficers. The principles include building a strong relationship between share-holder return and executive compensation, providing incentives to achieve both short and long-term goals, and providing an overall level of remuneration which is competitive and reflective of performance. The Committee met six times dur-ing 1996. The Chief Executive Officer and other senior executive officers are not present at the meetings unless requested by the Committee.

COMPENSATION PHILOSOPHY AND PROGRAMS

In administering senior executive officer compensation, the Committee's objec-tive is to establish a total pay program for the Company which appropriately balances compensation costs with salaries and incentives sufficient to retain and motivate key executives. Senior Human Resources management of the Company presents proposals and recommendations on senior executive officer compensation to the Committee for their review and evaluation. To establish compensation targets, the Committee uses data provided by the Company which is obtained from independent consultants. The data reflects compensation practices with compa-nies of approximately Marriott's size (the comparator group) who participate in widely distributed surveys. The Committee believes that targeting compensation at a level comparable to other large companies appropriately reflects the labor market for Company executives. Target cash compensation levels (base salary range midpoint plus target bonus) are established at the median level of cash compensation for the comparator group. Long-term incentive levels are estab-lished based on the average of three-year median long-term incentive values for the comparator group. Companies in the comparator group may be included in the S&P Lodging-Hotels Index used in the performance graph included in this Proxy Statement; however, the comparator group is not made up exclusively of compa-nies used in that Index. As the Company is comprised of both lodging and serv-ice lines of businesses and also recruits senior executives from outside the hospitality industry, the Committee believes that the broad-based comparator group is a more appropriate basis for comparison.

BASE SALARY

The Company has an executive compensation salary structure approved by the Com-mittee, which includes salary ranges established around a salary grade mid-point. Each position's salary grade range and target bonus opportunity are es-tablished based on the median level of total cash compensation for similar po-sitions in the survey data. Actual base salaries are set within the prescribed salary range, based on a subjective assessment of factors including tenure, ex-perience, and individual performance. This assessment is not subject to weightings or formulas. Individual annual salary increases reflect the position within the salary range, the merit increase guidelines established by the Com-pany, and individual performance over the prior year. Merit increase guidelines are established based on survey information of annual salary increase budgets for the comparator group, along with an assessment of the Company's labor costs for management employees.

ANNUAL CASH INCENTIVES

The Company has established the 1994 Executive Officer Incentive Plan, which is fo-cused on financial objectives, and the 1994 Executive Officer Individual Per-formance Plan, which is focused on human resource and other business require-ments, to help motivate the attainment of annual objectives. Under each plan, goals and objectives are established for a minimum level, a target level, and a maximum level of performance. Actual performance is measured relative to these levels for each objective in order to determine the actual payout. For each ob-jective, no payment is made if performance fails to meet the minimum level for that objective.

The 1994 incentive plans for the Chief Executive Officer and other senior exec-utive officers included objectives related to Company financial performance, individual performance, customer satisfaction, and work force diversity objec-tives.

STOCK INCENTIVES

The Company provides intermediate and long-term incentives through the Com-pany's 1996 Comprehensive Stock Incentive Plan. The Committee believes that stock ownership by senior executive management is essential for aligning man-agement's interest with that of shareholders. Through Deferred Stock Incentive Awards, approximately 3,000 managers, including the Chief Executive Officer and other senior executive officers, receive an award of shares equal to 20% of their annual cash bonus. The award is distributed ratably over a ten year peri-od, or at retirement if so elected by certain levels of management, and is con-tingent upon continued employment.

In addition to Deferred Stock Incentive awards, the Company also makes grants of stock options under the Company's 1996 Comprehensive Stock Incentive Plan. Stock options are the primary long-term incentive of the Company. The number of options granted to each executive officer is related to a guideline number of shares which is established for each eligible salary grade level based on the survey data described above. The Committee establishes a range of share awards around the guideline award, and individual awards are determined based on a subjective assessment of individual performance, contribution and potential. Under the terms of the Company's 1996 Comprehensive Stock Incentive Plan, awards of restricted stock are also made to key management employees. These awards tend to be relatively infrequent and are used to recognize special per-formance of key executives or as an employment inducement. The Company consid-ers a number of factors when determining stock grants such as individual per-formance, the size of competitive long-term awards, key contributions, and pre-vious share grants.

1996 COMPENSATION OF THE CHIEF EXECUTIVE OFFICER AND REPORTED EXECUTIVE
OFFICERS

The salaries for Mr. Marriott and all other executive officers were reviewed by the Committee in November, 1995. Mr. Marriott received an increase in base pay on December 31, 1995 of 3.1%, which resulted in his annual pay rate increasing to $825,000. This salary is below the median for the survey group. The other four named executive officers received base salary increases ranging from 2.9% to 7.7% which were effective December 31, 1995. As a group, the other named se-nior executive officers have base salaries which are slightly above the survey group.

Under the 1994 Executive Officer Incentive Plan, Mr. Marriott's annual incen-tive opportunity as a percentage of base salary was 50% based on attaining a corporate cash flow objective and 20% related to earnings per share. Under the 1994 Executive Officer Individual Performance Plan, Mr. Marriott's annual incentive opportunity as a percentage of base salary was 10% related to individual objectives, 10% related to customer satisfaction, and 10% related to work force diversity goals. In 1996, the Company exceeded the maxi-mum level of performance for the cash flow objective. Performance for earnings per share was at the maximum level of performance. Mr. Marriott accomplished most of his individual, customer satisfaction and all of his diversity objec-tives. The aggregate target level of bonus award was 70% and the maximum level of bonus award was equal to 100% of eligible fiscal year salary. The total award payout of $809,754 corresponded to 96.3% of salary. Mr. Marriott's annual cash incentive payout was below the median for the comparator group. From a to-tal cash compensation perspective, his annual compensation, including base sal-ary and bonus compensation, is below the median for the comparator group. In addition, Mr. Marriott received 2,945 shares of Deferred Bonus Stock which was equal to 20% of his bonus. Mr. Marriott has elected to receive his deferred bo-nus stock shares after retirement.

The other named senior executive officers are also participants in the 1994 Ex-ecutive Officer Incentive Plan and the 1994 Executive Officer Individual Per-formance Plan. Measures utilized include Company and, in some cases, business group cash flow, customer satisfaction, work force diversity goals, lodging rooms growth objectives and individual objectives. The aggregate target payouts for other named executives were set at 45% to 50% of salary and the maximum ag-gregate payouts from 70% to 80% of salary. Actual total award payouts ranged from 67.1% to 78.0% of salary.

For 1996, Mr. Marriott's position as Chief Executive Officer had a stock option guideline of 64,000 shares, as established based on the survey data, and a max-imum award of 80,000 shares. In recognition of the high level of Company per-formance during 1996, the Board granted Mr. Marriott an option award of 71,000 shares. All other named executive officers received stock options between the guideline and maximum award range established for their specific salary grade.

IMPACT OF INTERNAL REVENUE CODE SECTION 162(M)

Under the Omnibus Budget Reconciliation Act of 1993, provisions were added to the Internal Revenue Code under Section 162(m) that limit the tax deduction for compensation expense in excess of one million dollars paid to certain executive officers. However, performance-based compensation can be excluded from the limit so long as it meets certain requirements. The Committee believes the 1994 Executive Officer Incentive Plan satisfies the requirements for exemption under the Internal Revenue Code Section 162(m). Payments made under this Plan qualify as performance-based compensation and constitute the majority of aggregate an-nual incentive payment for Mr. Marriott and all other named executiveofficers.

Although the 1994 Executive Officer Individual Performance Plan does not meet the requirements necessary for exemption as performance based compensation, it is the belief of the Compensation Policy Committee that incentives for perfor-mance relative to certain Company objectives, such as personnel planning, cus-tomer satisfaction and other non-financial business requirements, are relevant and appropriate. For 1996, the annual salary plus the bonus paid under the 1994 Executive Officer Individual Performance Plan for Mr. Marriott and the other named executive officers were in each case less than one million dollars after amounts deferred into the Executive Deferred Compensation Plan. Should total compensation result in loss of deduction, the Executive Officer Individual Per-formance Plan may be reevaluated. The stock option awards made under the terms of the Marriott International, Inc. 1996 Comprehensive Stock Incentive Plan are exempt as performance based compensation for purposes of calculating the one million dollar limit. Due to the Company's focus on performance-based compensa-tion plans and continued deferral of compensation by certain executive offi-cers, the Committee expects to continue to qualify most compensation paid to the group as tax deductible.

SUMMARY

The Compensation Policy Committee believes that the compensation programs of the Company are well structured to encourage attainment of objectives and fos-ter a shareholder perspective in management. The Committee feels that the awards made in 1996 were competitive and appropriate, and serve shareholders' long-term interest.

MEMBERS OF THE COMPENSATION POLICY COMMITTEE

Floretta Dukes McKenzie, Chair
Roger W. Sant
W. Mitt Romney
Lawrence M. Small

PERFORMANCE GRAPH

The following line graph compares the cumulative total shareholder return on the Company's Common Stock against the cumulative total returns of the Stan-dard & Poor's Corporation Composite 500 Index (the "S&P 500 Index") and the Standard & Poor's Corporation Lodging-Hotels Composite Index (the "S&P Lodg-ing-Hotels Index") over the period commencing October 1, 1993 (the initial trading date for the Company's Common Stock) and ending January 3, 1997. The graph assumes an investment of $100 on October 1, 1993, and reinvestment of dividends.

The Company believes the information provided has only limited relevance to an understanding of the Company's compensation policies during the indicated pe-riods and does not reflect all matters appropriately considered by the Company in developing its compensation strategy.


                      COMPARISON OF SHAREHOLDERS RETURNS
                         AMONG MARRIOTT INTERNATIONAL
              THE S&P LODGING-HOTELS INDEX AND THE S&P 500 INDEX

                        PERFORMANCE GRAPH APPEARS HERE

                             MARRIOTT          S&P LODGING- S&P
Measurement Period           INTERNATIONAL     HOTEL        500
(Fiscal Year Covered)        INC.              INDEX        INDEX
---------------------        ---------------   ---------    ----------
Measurement Pt-10/01/1993    $100.00           $100.00      $100.00
FYE 12/31/1993               $112.10           $105.00      $102.30
FYE 12/30/1994               $109.80           $ 93.30      $103.60
FYE 12/29/1995               $150.50           $110.30      $142.53
FYE 01/03/1997               $217.80           $131.40      $175.30

CERTAIN TRANSACTIONS

JWM Family Enterprises, L.P. ("Family Enterprises"), a Delaware limited part-nership owned by J.W. Marriott, Jr., the Chairman, President and Chief Execu-tive Officer of the Company, and members of his immediate family, owns a 216-room Courtyard Hotel in Long Beach, California, a 120-room Residence Inn in San Antonio, Texas and a 468-room Fairfield Inn in Anaheim, California. The Company operates the three properties pursuant to management agreements with Family Enterprises. For 1996, the Company received management fees totaling $527,312 for these properties, plus reimbursement of certain expenses. The Company also received payments in 1996 of $479,547 from Family Enterprises re-lated to construction and preopening costs for the San Antonio Residence Inn.

McIntosh Mill Ltd. ("McIntosh Mill"), a Utah limited partnership in which Richard E. Marriott has a 40% limited partnership interest, is party to an agreement with Marriott Ownership Resorts, Inc. ("MORI"), a subsidiary of the Company, under which MORI purchased from McIntosh in 1992 phase one of a mul-ti-use, multi-phase timeshare development, and under which MORI is financing, developing (with McIntosh's assistance), and constructing phases two through four of the project on land owned by McIntosh Mill in Park City, Utah. The agreement provides for the sale of the completed commercial space to McIntosh Mill in exchange for the land on which the timeshare property is situated, plus an amount equal to the excess of the construction costs (plus interest) and administrative expenses relating to the commercial space, over the cost of the conveyed land, plus a specified development fee to McIntosh. In 1996, MORI completed construction of phase three, with construction costs and expenses of approximately $3.7 million relating to the commercial space component of that phase. McIntosh Mill paid MORI approximately $200,000 for the phase two com-mercial space (in addition to contributing the land for that phase), which was also completed in 1996, and payment for the phase three commercial space will be made in 1997. In 1997, MORI expects to complete construction of phase four, with estimated construction cost and expenses of approximately $3.8 million for the commercial space component of that phase.

RELATIONSHIP BETWEEN THE COMPANY AND HOST MARRIOTT

J.W. Marriott, Jr. and Richard E. Marriott and their respective immediate fam-ily members beneficially own approximately 6.60% and 6.67%, respectively, of the common stock of Host Marriott. Richard E. Marriott is the Chairman of the Board of Host Marriott, and J.W. Marriott, Jr. is a director of Host Marriott. Certain executive officers of the Company own, in the aggregate, less than 1% of Host Marriott.

The Company and Host Marriott have entered into agreements which provide, among other things, for the Company to (i) manage lodging properties owned or leased by Host Marriott (the "Host Marriott Lodging Management Agreements"),
(ii) advance up to $225 million to Host Marriott under a line of credit which matures in 1998 (the "Host Marriott Credit Agreement"), (iii) guarantee Host Marriott's performance in connection with certain loans or other obligations (the "Company Guarantees"), and (iv) provide Host Marriott with various admin-istrative and consulting services and a sublease of office space at the Marriott headquarters building (the "Services Agreements"). The Company has the right to purchase up to 20 percent of the voting stock of Host Marriott if certain events involving a change of control of Host Marriott occur.

The Host Marriott Lodging Management Agreements provide for the Company to manage Marriott hotels, Courtyard hotels and Residence Inns owned or leased by Host Marriott. Each Host Marriott Lodg-ing Management Agreement, when entered into, reflects market terms and condi-tions and is substantially similar to the terms of management agreements with third-party owners regarding lodging facilities of a similar type. The Company recognized sales of $1,787 million and operating profit (before corporate ex-penses and interest) of $95 million during 1996 from the lodging properties owned or leased by Host Marriott. Additionally, Host Marriott is a general partner in several unconsolidated partnerships that own lodging properties op-erated by the Company under long-term agreements. The Company recognized sales of $1,769 million and operating profit (before corporate expenses and inter-est) of $121 million in 1996 from the lodging properties owned by these uncon-solidated partnerships. The Company also leases land to certain of these part-nerships and recognized land rent income of $22 million in 1996.

At January 3, 1997, there were no outstanding balances under the Host Marriott Credit Agreement. Under this agreement, interest on outstanding balances up to $112.5 million accrues at the London Interbank Offered Rate (LIBOR) plus three percent, and interest on outstanding balances from $112.5 million to $225 mil-lion accrues at LIBOR plus four percent. The Host Marriott Credit Agreement restricts the ability of Host Marriott and certain of its subsidiaries to in-cur additional debt, impose liens or mortgages on their properties, extend new guarantees, pay dividends, repurchase common stock and make capital invest-ments. If Host Marriott defaults under the Host Marriott Credit Agreement, the Company may foreclose on its security interest in the stock of certain of Host Marriott's subsidiaries. In December 1996, Host Marriott repaid to the Company the $109 million first mortgage loan on the Philadelphia Marriott Hotel. The Company recognized $17 million in 1996 in interest and fee income under this and other credit agreements with Host Marriott.

The Company has provided, and expects to provide in the future, financing to Host Marriott for a portion of the cost of acquiring properties to be operated or franchised by the Company. In this regard, the Company invested $57 million in connection with Host Marriott's acquisition of a controlling interest in two hotels (over 900 rooms) in Mexico City, Mexico, both of which are now op-erated by the Company. In the aggregate, since the beginning of 1994, Host Marriott has acquired and converted 12 full-service hotels (5,000 rooms) to the Marriott brand and completed construction of two full-service hotels (1,600 rooms) operated by the Company. In addition, in 1996 the Company made loans aggregating $9 million for refurbishment of lodging properties managed by the Company and owned or leased by Host Marriott or partnerships controlled by Host Marriott. The loans bear interest at fixed rates ranging from 8% to 9% and generally mature within three years.

Under the Company Guarantees, the Company has guaranteed Host Marriott's per-formance to lenders and other third parties. These guarantees are limited to $126 million applicable to guarantees by or debt obligations of Host Marriott and $67 million of guarantees of debt obligations of Host Marriott affiliates. No payments have been made by the Company pursuant to these guarantees. The Company received payments aggregating approximately $3.6 million in 1996 pur-suant to the Services Agreements.

RELATIONSHIP BETWEEN THE COMPANY AND HOST MARRIOTT SERVICES

Until December 29, 1995 (the "Services Distribution Date"), Host Marriott Services Corporation ("Host Marriott Services") was a wholly-owned subsidiary of Host Marriott.

On the Services Distribution Date, Host Marriott separated the Host Marriott Services' businesses from its other businesses through a distribution (the "Host Marriott Services Distribution") to holders of outstanding shares of Host Marriott common stock of one share of Host Marriott Services common stock for each five shares of Host Marriott common stock. Upon the consummation of the Host Marriott Services Distribution, Host Marriott Services became a separate, publicly-held company.

J.W. Marriott, Jr. and Richard E. Marriott and their respective immediate fam-ily members beneficially own approximately 7% and 7.77%, respectively, of the common stock of Host Marriott Services. William J. Shaw, President and Chief Operating Officer of the Company as of March 31, 1997, is the Chairman of the Board of Host Marriott Services, and J.W. Marriott, Jr. and Richard E. Marriott are directors of Host Marriott Services. Certain executive officers of the Com-pany own, in the aggregate, less than 1% of Host Marriott Services shares.

In connection with the Host Marriott Services Distribution, the Company and Host Marriott Services have entered into service agreements that are similar to the Services Agreements, and in some cases Host Marriott has assigned to Host Marriott Services, and Host Marriott Services has assumed, the applicable Serv-ices Agreements. The Company received payments aggregating approximately $10.7 million in 1996 pursuant to these agreements.

                           PROPOSAL ONE--ELECTION OF
                                   DIRECTORS

The Restated Certificate of Incorporation classifies the Board into three clas-ses. Each director serves for a term of three years. Alice S. Marriott and Sterling D. Colton each hold the title of director emeritus.

The terms of office of Floretta Dukes McKenzie, Roger W. Sant, and Lawrence M. Small expire at the 1997 Annual Meeting of Shareholders. The Board, acting upon the recommendation of its Nominating and Corporate Governance Committee, has nominated and recommends the re-election of Dr. McKenzie and Messrs. Sant and Small, each for a three-year term as director expiring at the 2000 Annual Meet-ing of Shareholders.

In addition, the Board, acting upon the recommendation of its Nominating and Corporate Governance Committee, has expanded the number of directors from eight to ten members and has nominated William J. Shaw to serve as a director for a term expiring at the 1999 Annual Meeting of Shareholders. In connection with (and subject to the completion of) the Company's planned acquisition of Renais-sance, the Board has appointed Dr. Henry Cheng Kar-Shun as director of the Com-pany for a term expiring at the 2000 Annual Meeting of Shareholders, effective upon the later of the completion of the acquisition of Renaissance (expected to occur by the second quarter of 1997) and June 1, 1997. Shareholders of the Com-pany will be asked to ratify Dr. Cheng's appointment at the 1998 Annual Meeting of Shareholders.

Unless otherwise instructed, the proxy holders will vote the proxies received by them in favor of the re-election of Dr. McKenzie and Messrs. Sant and Small and in favor of the election of Mr. Shaw.

If elected, Dr. McKenzie and Messrs. Sant and Small have consented to serve as directors for a term of three years and until their respective successors are elected and qualified. In addition, Mr. Shaw has consented to serve as director for a term of two years and until his successor is elected and qualified. Fur-ther information with respect to the nominees is set forth under the section herein entitled "Directors." Although it is not contemplated that any nominee will be unable to serve as director, in such event, the proxies will be voted by the proxy holders for such other person or persons as may be designated by the present Board.

VOTE REQUIRED
Election of the nominees is subject to the affirmative vote of the holders of a majority of shares of Company Common Stock present in person or represented by proxy at the Annual Meeting of Shareholders.

THE BOARD RECOMMENDS A VOTE FOR RE-ELECTION OF FLORETTA DUKES MCKENZIE, ROGER
W. SANT, AND LAWRENCE M. SMALL, AND ELECTION OF WILLIAM J. SHAW, AS DIRECTORS OF THE COMPANY.

       PROPOSAL TWO--RATIFICATION OF BOARD ACTION AMENDING THE MARRIOTT INTERNATIONAL, INC. 1995 NON-EMPLOYEE DIRECTORS' DEFERRED STOCK COMPENSATION
                                     PLAN

In the past, the Board has awarded a former director who had been a long-term member of the Board annual payments of $25,000 for life (equal to the annual retainer fee for service on the Board). The Board has decided not to make such awards in the future. Following the recommendation of the Nominating and Cor-porate Governance Committee, the Board has approved an amendment to the Company's 1995 Non-Employee Directors' Deferred Stock Compensation Plan (the "Directors' Stock Plan"), subject to ratification by the shareholders at the Annual Meeting, that will make the overall compensation package for the non-employee directors competitive with practices at other companies and consis-tent with the trend to pay part of director compensation in the form of stock.

Attached as Appendix A is a restatement of the Directors' Stock Plan including the amendment approved by the Board and subject to approval by the sharehold-ers.

The amendment adds a new Director Stock Award equal to 250 shares of Company Common Stock. The Director Stock Award will be made to non-employee directors each year following the Annual Meeting of Shareholders, commencing with the 1997 Annual Meeting.

The amendment also provides for Special One-Time Director Stock Awards ("One-Time Award") to current non-employee directors. The number of shares of Com-pany Common Stock subject to the One-Time Award is 3,000 for Mr. Grosvenor, 3,000 for Mr. Sant, 3,000 for Dr. McKenzie, 2,000 for Mr. Small, 2,000 for Mr. Pearce and 1,500 for Mr. Romney. The number of shares each director will re-ceive is based upon an actuarial value which takes into consideration the di-rector's life expectancy, gender and the number of years remaining before reaching Board retirement at age 70. Richard E. Marriott is not a participant in Director Stock Awards or the One-Time Award.

If approved by the shareholders, the 1997 Director Stock Awards and One-Time Award under the Directors' Stock Plan will be as follows:


         1995 NON-EMPLOYEE DIRECTORS' DEFERRED STOCK COMPENSATION PLAN

   NAME AND POSITION                     DOLLAR VALUE ($)(1) NUMBER OF UNITS (2)
   -----------------                     ------------------- -------------------
Non-Executive Director Group............      $880,000             16,000

--------
(1) Based on a per share price for Company Common Stock of $55.00, the average of the high and low trading prices on the New York Stock Exchange on January 3, 1997.
(2) Includes the One-Time Award described above and annual Director Stock Awards of 250 shares for each of Mr. Grosvenor, Dr. McKenzie, Mr. Pearce, Mr. Romney, Mr. Sant and Mr. Small.

A participating director will be fully vested in his or her Director Stock Awards when granted. A participating director will be vested in his or her One-Time Award at the rate of 10% per year of service on the Board. Years of service prior to 1997 will be included in determining total years of service on the Board. A participating director will also become fully vested in his or her One-Time Award upon death or becoming disabled. Following the retirement of a director, vested Director Stock Awards and the One-Time Award will be distributed in the form of shares of Company Common Stock in a lump sum or substantially equal installments over a period of up to 10 years, at the di-rector's election. Following retirement, the former director will be entitled to vote and receive dividends with respect to shares subject to the Director Stock Awards and the One-Time Award whether or not those shares have been dis-tributed. The Directors' Stock Plan may be amended by the Board without the consent of the shareholders unless such consent is required by any federal or state law or regulation, the rules of any stock exchange or automated quota-tion system on which the Company Common Stock is listed or quoted, or the Board determines in its discretion to seek the approval of the shareholders.

VOTE REQUIRED

Ratification of the Board's approval of the amended and restated Directors' Stock Plan is subject to the affirmative vote of the holders of a majority of the shares of Company Common Stock present in person or represented by proxy at the Annual Meeting of Shareholders.

THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE AMENDED AND RESTATED DI-RECTORS' STOCK PLAN.

 PROPOSAL THREE--RATIFICATION OF BOARD ACTION INCREASING SHARES AUTHORIZED FOR ISSUANCE UNDER THE MARRIOTT INTERNATIONAL, INC. EMPLOYEE STOCK PURCHASE PLAN

The Marriott International, Inc. Employee Stock Purchase Plan (the "Stock Pur-chase Plan") was adopted in 1993 in connection with the Distribution. Marriott Corporation, as sole shareholder of Marriott International, Inc. prior to the Distribution, authorized an aggregate of 3.5 million shares of Company Common Stock for issuance under the Stock Purchase Plan. Approximately 3.2 million shares of Company Common Stock have been issued under the Stock Purchase Plan. Subject to ratification by the shareholders, the Board increased the number of shares of Company Common Stock authorized for issuance under the Stock Pur-chase Plan by 2.5 million shares.

Attached as Appendix B is a restatement of the Stock Purchase Plan, including some minor amendments made since the shareholders approved the plan in 1993.

All active, non-temporary employees of the Company and participating subsidi-aries on the first business day of January of each year (with the limited ex-ception of those holding 5% or more of the outstanding shares of the Company) are eligible for participation in the Stock Purchase Plan, provided they cus-tomarily work more than five months per year and more than 20 hours per week. Non-employee directors are not eligible to participate. The Stock Purchase Plan provides employees with an opportunity, through payroll deductions, to purchase Company Common Stock and thereby increase their interest in the Company's growth and success.

Each year, participants are able to contribute between 5% and 10% of their base pay to purchase shares of Company Common Stock on the last business day of January of the subsequent year at a price per share equal to the lower of
(i) 100% of its fair market value on the first business day of the preceding January or (ii) 100% of its fair market value on the last business day of Jan-uary. Participation is on an annual basis and employees may withdraw at any time and receive a refund of their contributions. No employee may purchase shares of Company Common Stock under the Stock Purchase Plan in any one year having a fair market value on the first day of the plan year in excess of $25,000.

The Stock Purchase Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended. As such, the purchase of shares under the Stock Purchase Plan will not result in taxable income to the employee or a deduction to the Company at the time of purchase. If the employee sells any shares acquired under the Stock Purchase Plan (or transfers them by gift) within two years after the date the purchase price is initially fixed for each year (the date of option grant) or within one year after the shares are purchased, there will be a disqualifying dispo-sition and the employee will realize ordinary income. The Company will have a corresponding tax deduction at the time of the transfer equal to the differ-ence between the employee's purchase price for the shares and their fair mar-ket value on the date of purchase. Any gain in excess of that ordinary income will be short term capital gain. If an employee disposes of shares acquired under the Stock Purchase Plan other than in a disqualifying disposition, the employee realizes a long term capital gain (or loss) equal to the difference between the employee's purchase price for the shares and their fair market value on the date of disposition. At present, long term capital gains are taxed at a maximum rate of 28%. Short term capital gains are taxed at the same rate as ordinary income.

VOTE REQUIRED

Ratification of the Board's action increasing the number of shares of Company Common Stock authorized for issuance under the Marriott International, Inc. Employee Stock Purchase Plan is subject to the affirmative vote of the holders of a majority of the shares of Company Common Stock present in person or rep-resented by proxy at the Annual Meeting of Shareholders.

THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE BOARD'S ACTION TO INCREASE BY 2.5 MILLION THE NUMBER OF SHARES OF COMPANY COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER THE MARRIOTT INTERNATIONAL, INC. EMPLOYEE STOCK PURCHASE PLAN.

            PROPOSAL FOUR--RATIFICATION OF APPOINTMENT OF AUDITORS

Subject to shareholder ratification, the Board, acting on the recommendation of its Audit Committee, has appointed Arthur Andersen LLP, a firm of indepen-dent public accountants, as auditors, to examine and report to shareholders on the consolidated financial statements of the Company and its subsidiaries for fiscal year 1997. Arthur Andersen LLP has acted as the Company's independent auditors since the Company became a publicly-held corporation on October 8, 1993. Representatives of Arthur Andersen LLP will be present at the Annual Meeting and will be given an opportunity to make a statement and are expected to be available to respond to questions.

VOTE REQUIRED

Ratification of the Board's appointment of Arthur Andersen LLP as the Company's auditors for fiscal year 1997 is subject to the affirmative vote of the holders of a majority of shares of Company Common Stock present in person or repre-sented by proxy at the Annual Meeting of Shareholders.

THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF SUCH APPOINTMENT OF ARTHUR ANDERSEN LLP.

 PROPOSAL FIVE--SHAREHOLDER PROPOSAL TO ADOPT CUMULATIVE VOTING FOR ELECTION OF
                                   DIRECTORS

A shareholder (Mrs. Evelyn Y. Davis, Editor, Highlights and Lowlights, Water-gate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington, D.C. 20037), who owns 200 shares of Company Common Stock, has notified the Company of her intention to propose the following resolution at the Annual Meeting of
Shareholders:

"RESOLVED: That the stockholders of Marriott International, assembled in Annual Meeting in person and by proxy, hereby request the Board of Directors to take the necessary steps to provide for cumulative voting in the election of direc-tors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit."

In support of the resolution, Mrs. Davis has submitted the following statement:

"Many states have mandatory cumulative voting, so do National Banks. In addi-tion, many corporations have adopted cumulative voting."

"If you AGREE, please mark your proxy FOR this resolution."

The Board has considered this proposal (as has the Nominating and Corporate Governance Committee) and recommends that shareholders vote against it for the following reasons:

Each director of the Company currently is elected by the holders of a majority of the Company's outstanding shares, thereby permitting the directors to admin-ister the affairs of the corporation for the benefit of all shareholders. The Board believes that cumulative voting is undesirable because it is directed to-ward the election of one or more directors by a special group of shareholders. The shareholder or special group electing a director by cumulative voting may seek to have that director represent the shareholder's or group's special in-terest rather than the interests of the shareholders as a whole. This partisan-ship among directors and voting on behalf of special interests could interfere with the effectiveness of the Board and could be contrary to the interests of the Company and its shareholders as a whole.

The majority of states, including the State of Delaware, the state in which the Company is incorporated, do not require cumulative voting. The majority of com-panies listed on the New York Stock Exchange do not elect directors by cumula-tive voting. The Company's present method of electing directors is employed by most companies listed on the New York Stock Exchange and the Board believes that this method is appropriate to ensure that directors will represent all the shareholders and not a particular group.

VOTE REQUIRED

Approval of the proposed resolution is subject to the affirmative vote of the holders of a majority of shares of Company Common Stock present in person or represented by proxy at the Annual Meeting of Shareholders.

THE BOARD RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

     PROPOSAL SIX--SHAREHOLDER PROPOSAL TO ADOPT THE "FAIR VALUE" METHOD OF ACCOUNTING FOR STOCK-BASED COMPENSATION PLANS PURSUANT TO STATEMENT OF
                     FINANCIAL ACCOUNTING STANDARDS NO. 123

A shareholder (Howard P. Hodges, Jr., 604 Allison Street, Alexandria, Virginia 22302), who owns 300 shares of Company Common Stock, has notified the Company of his intention to propose the following resolution at the Annual Meeting of
Shareholders:

"Resolved: That the corporation adopt the "fair value" method of accounting for stock based compensation plans for transactions as is recommended in Statement of Financial Accounting Standards No. 123 (FAS 123) which was issued in October 1995."

In support of the resolution, Mr. Hodges has submitted the following statement:

"Prior to the adoption of FAS 123, generally accepted accounting principles did not require that the value of stock options granted to officers, directors and key employees be measured and recorded as an expense, but required only foot-note disclosures of the existence of such options. The existence of options represents a potential dilution of the interest of shareholders and therefore disclosure of the existence of options has been required, but because there was no consensus as to accounting for options, it was not required that their value be recorded as an expense.

FAS 123 adopted by the Financial Accounting Standards Board (FASB) after years of study provides a method of valuing options and recommends that companies measure and charge income for the value of options granted to certain persons. The result of adopting the new standard will be that income statements will be more correct because they will include as a cost of doing business not only cash compensation paid to officers, directors and key employees, but also the value of non cash compensation paid in the form of options.

Today, there is still controversy as to how to measure such compensation, par-ticularly as to newly public companies whose shares do not have a large and ac-tive trading market. However, the shares of Marriott International have a large and active trading market. The valuation techniques recommended by the FASB will be as valid for Marriott International as they will be for any company.

If the FASB recommendation is not followed, the company is required to lengthen the footnotes to the financial statements to disclose the pro forma income as if the recommended method had been applied. The effect of this resolution is to make the financial statements shorter, and simpler to read and understand, and it does not impose any burden on Marriott International.

Nothing in FASB 123 prevents Marriott International from granting options as it has done in the past. The recommended method of accounting in FASB 123 only re-quires that the fair value of such options be measured and recorded as an ex-pense."

The Board has considered this proposal (as has the Nominating and Corporate Governance Committee) and recommends that shareholders vote against it for the following reasons:

In accordance with generally accepted accounting principles, the Company con-tinues to apply the provisions of Accounting Principles Board Opinion No. 25 in deter-mining its results of operations. The value of options granted to officers, di-rectors and key employees is not recorded as an expense because of the complex-ity and inherent imprecision in determining the value of the options. In the Board's opinion, existing stock option valuation techniques do not provide a reliable single measure of the fair value of employee stock options that have vesting provisions and are not transferable. In addition, option pricing models require the input of highly subjective assumptions, including expected stock price volatility. The value of the options can vary significantly with changes made to the assumptions used.

FAS 123 permits, but does not require, companies to recognize as expense the fair value of employee stock options. FAS 123 also provides that the pro forma impact on net income and earnings per share of applying the option pricing mod-els specified in FAS 123 can be discussed in the notes to financial statements. The Board believes that this information is more properly disclosed in such footnotes, and the Company has provided such disclosure in its 1996 financial statements. Moreover, based upon management's review of public filings made by other corporations and literature published by the major accounting firms, the Board believes that the vast majority of public companies will comply with FAS 123 in the same manner as the Company. In fact, adoption of the proposal may impair the ability of users of the Company's financial statements to easily compare its reported results of operations with those of other companies.

VOTE REQUIRED

Approval of the proposed resolution is subject to the affirmative vote of the holders of a majority of shares of Company Common Stock present in person or represented by proxy at the Annual Meeting of Shareholders.

THE BOARD RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

OTHER MATTERS

The Company's management knows of no other matters which may be presented for consideration at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxy to vote such proxy in accordance with their judgment on such matters.

SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

The Annual Meeting for 1998 is scheduled to be held on May 1, 1998. Any share-holder who meets the requirements of the proxy rules under the Securities Ex-change Act of 1934 and the Company's bylaws may submit to the Board not more than one proposal to be considered for submission to the shareholders at the 1998 Annual Meeting. Any such proposal must be submitted in writing by notice delivered or mailed by first class United States mail, postage prepaid, to the Secretary, Marriott International, Inc., Marriott Drive, Dept. 52/862, Washing-ton, D.C. 20058 and must be received no later than November 24, 1997. Any such notice shall set forth: (a) the name and address of the shareholder and the text of the proposal to be introduced, (b) the number of shares of stock held of record, owned beneficially, and represented by proxy by such shareholder as of the date of such notice; and (c) a representation that the shareholder in-tends to appear in person or by proxy at the meeting to introduce the proposal specified in the notice. The chairperson of the meeting may refuse to acknowl-edge the introduction of any shareholder proposal not made in compliance with the foregoing procedures.

SOLICITATION OF PROXIES

Proxies will be solicited by mail, telephone, or other means of communication. Solicitation also may be made by directors, officers, and regular employees of the Company not specifically employed for proxy solicitation purposes. The Com-pany has retained the services of MacKenzie Partners to assist in the solicita-tion of proxies from shareholders. MacKenzie Partners will receive a fee of $7,000, plus reimbursement of certain out-of-pocket expenses. The Company will reimburse brokerage firms, custodians, nominees, and fiduciaries, in accordance with the rules of the New York Stock Exchange, for reasonable expenses incurred by them in forwarding materials to the beneficial owners of shares. The entire cost of solicitation will be borne by the Company.

FORM 10-K ANNUAL REPORT

Any shareholder who desires a copy of the Company's 1996 Annual Report on Form 10-K filed with the SEC may obtain a copy (excluding exhibits) without charge by addressing a request to the Secretary, Marriott International, Inc., Marriott Drive, Dept. 52/862, Washington, D.C. 20058. The reproduction cost in-curred by the Company will be charged if copies of exhibits are requested.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Joan Rector McGlockton

Joan Rector McGlockton
Secretary

                                                                      APPENDIX A



                          MARRIOTT INTERNATIONAL, INC.
                          1995 NON-EMPLOYEE DIRECTORS'
                        DEFERRED STOCK COMPENSATION PLAN


                                                                      AS AMENDED

                          MARRIOTT INTERNATIONAL, INC.
                          1995 NON-EMPLOYEE DIRECTORS'
                        DEFERRED STOCK COMPENSATION PLAN

                                   ARTICLE I

                           Purpose and Effective Date

  1.1 Purpose. The Marriott International, Inc. 1995 Non-Employee Directors' Deferred Stock Compensation Plan (the "Plan") is intended to advance the inter-ests of the Company and its shareholders by providing a means to attract and retain highly-qualified persons to serve as non-employee Directors and to pro-mote ownership by non-employee Directors of a greater proprietary interest in the Company, thereby aligning such Directors' interests more closely with the interests of shareholders of the Company.

  1.2 Effective Date. This Plan shall become effective on the date the share-holders of the Company have approved it by the affirmative vote of a majority of Shares present, or represented, and entitled to vote on the subject matter, at the 1995 Annual Meeting of Shareholders of the Company at which a quorum is present, provided that the Board has adopted this Plan prior to such meeting.

                                   ARTICLE II

                                  Definitions

  The following terms shall be defined as set forth below:

  2.1 "Board" means the Board of Directors of the Company.

  2.2 "Committee" has the meaning set forth in Section 4.1.

  2.3 "Company" means Marriott International, Inc., a Delaware corporation, or any successor thereto.

  2.4 "Director" means any individual who is a member of the Board.

  2.5 "Director Stock Awards" means the stock awards described in Article VII of this Plan.

  2.6 "Disability" means a disability rendering a Director incapable of per-forming Board service as determined by the Company.

  2.7 "Exchange Act" means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act include rules thereunder and successor provisions and rules thereto.

  2.8 "Fair Market Value" means the average of the highest and lowest quoted selling prices for the Shares on the relevant date, or (if there were no sales on such date) the average so computed on the nearest day before and the nearest day after the relevant date, as reported in The Wall Street Journal or a simi-lar publication selected by the Committee.

  2.9 "Fees" means all or part of any retainer and/or fees payable to a non-em-ployee Director in his or her capacity as a Director.

  2.10 "Participant" means a non-employee Director who is approved by the Board to participate in this Plan.

  2.11 "Shares" means shares of the common stock of Marriott International, Inc., par value $1.00 per share, or of any successor corporation adopting this Plan.

  2.12 "Special One-Time Director Stock Awards" means the stock awards de-scribed in Article XIV of this Plan.

  2.13 "Stock Units" means the credits to a Participant's Stock Unit Account under Article VI of this Plan, each of which represents the right to receive one Share upon settlement of the Stock Unit Account.

  2.14 "Stock Unit Account" means the bookkeeping account established by the Company pursuant to Section 6.4.

  2.15 "Termination of Service" means termination of service as a Director in any of the following circumstances:

    (a) Where the Participant voluntarily resigns or retires;

    (b) Where the Participant is not re-elected (or elected in the case of an appointed Director) to the Board by the shareholders; or

    (c) Where the Participant dies.

  2.16 "Year of Service" means service as a Director for a twelve (12) consecu-tive month period commencing on the date on which the Director is elected by the shareholders to the Board of Directors.

                                  ARTICLE III

                        Shares Available Under the Plan

  Subject to adjustment as provided in Article X, the maximum number of Shares that may be distributed in settlement of Stock Unit Accounts under this Plan shall not exceed 500,000. Such Shares may include authorized but unissued Shares or treasury Shares.

                                   ARTICLE IV

                                 Administration

  4.1 This Plan shall be administered by the Board's Compensation Policy Com-mittee (the "Committee"), or such other committee or individual as may be des-ignated by the Board. Notwithstanding the foregoing, no Director who is a Par-ticipant under this Plan shall participate in any determination relating solely or primarily to his or her own Shares, Stock Units or Stock Unit Account.

  4.2 It shall be the duty of the Committee to administer this Plan in accor-dance with its provisions and to make such recommendations of amendments or otherwise as it deems necessary or appropriate.

  4.3 The Committee shall have the authority to make all determinations it deems necessary or advisable for administering this Plan, subject to the limi-tations in Section 4.1 and other explicit provisions of this Plan.

                                   ARTICLE V

                                  Eligibility

  5.1 Each Director who is not an employee of the Company shall be eligible to defer Fees under Article VI of this Plan and to receive Director Stock Awards under Article VII of this Plan.

  5.2 If such Director subsequently becomes an employee of the Company (or any of its subsidiaries), but does not incur a Termination of Service, such Direc-tor shall (a) continue as a Participant with respect to Fees previously de-ferred and (b) cease eligibility with respect to all future Fees, if any, earned while an employee and with respect to any further Director Stock Awards.

                                   ARTICLE VI

                  Deferral Elections in Lieu of Cash Payments

  6.1 General Rule. Each Director may, in lieu of receipt of Fees, defer such Fees in accordance with this Article VI, provided that such Director is eligi-ble under Article V of this Plan to defer such Fees at the date any such Fees are otherwise payable.

  6.2 Timing of Election. Each eligible Director who wishes to defer Fees under this Plan must make an irrevocable written election at least six (6) months prior to the start of the calendar year for which the Fees would otherwise be paid; provided, however, that with respect to (a) any elections made by Direc-tors in 1995, and (b) any election made by a newly-elected or appointed Direc-tor, the following special rule shall apply: The election must be made at least 60 days prior to the date the deferred Fees could otherwise have been payable to the Director and the Company shall hold such deferred Fees (without inter-est) and convert them pursuant to Section 6.4 on or as of the date which fol-lows by six months such deferral election. An election by a Director shall be deemed to be continuing and therefore applicable to Fees to be paid in future years unless the Director revokes or changes such election by filing a new election form by the due date for such form specified in this Section 6.2.

  6.3 Form of Election. An election shall be made by completing and filing the specified election form with the Secretary of the Company within the period de-scribed in Section 6.2. At minimum, the form shall require the Director to specify the following:

    (a) a percentage (in 25% increments), not to exceed an aggregate of 100% of the Fees to be deferred under this Plan; and

    (b) the manner of settlement in accordance with Section 8.2. In the event Directors' Fees are increased or decreased during any calendar year, a Par-ticipant's election in effect for such year will apply to the specified percentage of Fees as increased or decreased.

  6.4 Establishment of Stock Unit Account. The Company will establish a Stock Unit Account for each Participant. All Fees deferred pursuant to this Article VI shall be credited to the Participant's Stock Unit Account as of the date the Fees would otherwise have been paid to the Participant (the "Deferral Date") and converted to Stock Units as follows: The number of Stock Units shall equal the deferred Fees divided by the Fair Market Value of a Share on the Deferral Date, with fractional units calculated to at least three (3) decimal places.

  6.5 Credit of Dividend Equivalents. As of each dividend payment date with re-spect to Shares, each Participant shall have credited to his or her Stock Unit Account an additional number of Stock Units equal to: the per-share cash divi-dend payable with respect to a Share on such dividend payment date multiplied by the number of Stock Units held in the Stock Unit Account as of the close of business on the record date for such dividend divided by the Fair Market Value of a Share on such dividend payment date. If dividends are paid on Shares in a form other than cash, then such dividends shall be notionally converted to cash, if their value is readily determinable, and credited in a manner consis-tent with the foregoing and, if their value is not readily determinable, shall be credited "in kind" to the Participant's Stock Unit Account.

                                  ARTICLE VII

                             Director Stock Awards

  7.1 Qualification and Amount. Participants will be entitled to receive an an-nual Director Stock Award equal to two hundred and fifty (250) Shares. The Di-rector Stock Awards will be effective immediately following each annual meeting of the Shareholders of the Company commencing with the annual meeting on May 9, 1997.

  7.2 Vesting. A Participant's Director Stock Award will be fully vested and nonforfeitable when granted.

                                  ARTICLE VIII

              Settlement of Stock Units and Director Stock Awards

  8.1 Settlement of Account. The Company will settle a Participant's Stock Unit Account in the manner described in Section 8.2 as soon as administratively fea-sible following notification of such Participant's Termination of Service.

  8.2 Payment Options. An election filed under Article VI shall specify whether the Participant's Stock Unit Account is to be settled by delivering to the Par-ticipant (or his or her beneficiary) the number of Shares equal to the number of whole Stock Units then credited to the Participant's Stock Unit Account, in
(a) a lump sum, or (b) substantially equal annual installments over a period not to exceed ten (10) years. If, upon lump sum dis-tribution or final distribution of an installment, less than one whole Stock Unit is credited to a Participant's Stock Unit Account, cash will be paid in lieu of fractional shares on the date of such distribution.

  8.3 Continuation of Dividend Equivalents. If payment of Stock Units is de-ferred and paid in installments, the Participant's Stock Unit Account shall continue to be credited with dividend equivalents as provided in Section 6.5.

  8.4 In Kind Dividends. If any "in kind" dividends were credited to the Par-ticipant's Stock Unit Account under Section 6.5, such dividends shall be pay-able to the Participant in full on the date of the first distribution of Shares under Section 8.2.

  8.5 Conversion and Payment of Director Stock Awards. The Company will convert Director Stock Awards into Shares upon a Participant's Termination of Service. The Company will distribute Director Stock Awards pursuant to the Participant's written election submitted in advance of the grant of each Director Stock Award in a lump sum or substantially equal annual installments over a period not to exceed ten (10) years.

  8.6 Voting and Dividend Rights. A Participant will have voting and dividend rights with respect to the Shares attributable to the conversion of Director Stock Awards once converted in accordance with Section 8.5 whether or not some or all of the Shares have been distributed to the Participant.

                                   ARTICLE IX

                                Unfunded Status

  The interest of each Participant in any Fees deferred under this Plan (and any Stock Units or Stock Unit Account relating thereto) or in any Director Stock Award shall be that of a general creditor of the Company. Stock Unit Ac-counts, and Stock Units (and, if any, "in kind" dividends) credited thereto, Director Stock Awards and Special One-Time Director Stock Awards shall at all times be maintained by the Company as bookkeeping entries evidencing unfunded and unsecured general obligations of the Company.

                                   ARTICLE X

                           Designation of Beneficiary

  Each Participant may designate, on a form provided by the Committee, one or more beneficiaries to receive the Shares described in Sections 8.2, 8.5 or 14.3 in the event of such Participant's death. The Company may rely upon the benefi-ciary designation last filed with the Committee, provided that such form was executed by the Participant or his or her legal representative and filed with the Committee prior to the Participant's death.

                                   ARTICLE XI

                             Adjustment Provisions

  In the event any recapitalization, reorganization, merger, consolidation, spin-off, combination, repurchase, exchange of shares or other securities of the Company, stock split or reverse split, or similar corporate transaction or event affects Shares such that an adjustment is determined by the Board or Com-mittee to be appropriate to prevent dilution or enlargement of Participants' rights under this Plan, then the Board or Committee will, in a manner that is proportionate to the change to the Shares and is otherwise equitable, adjust the number or kind of Shares to be delivered upon settlement of Stock Unit Ac-counts, Director Stock Awards or Special One-Time Director Stock Awards under
Article VIII or XIV.

                                  ARTICLE XII

                           Compliance With Rule 16b-3

  It is the intent of the Company that this Plan comply in all respects with applicable provisions of Rule 16b-3 under the Exchange Act in the connection with the deferral of Fees. Thus, other provisions of this Plan notwithstanding, if any deferral of Fees would occur less than six (6) months after the Partici-pant filed an irrevocable election which would result in such deferral and at a time that the Company's employee benefit plans are being operated in conformity with Rule 16b-3 as adopted and in effect, such deferral election may be modi-fied in a manner consistent with the special rule described in Section 6.2 or in any other manner consistent with Rule 16b-3 as then applicable to any trans-action by a Participant subject to Section 16 of the Exchange Act, or would cause any Participant or Director to no longer be deemed a "disinterested per-son" within the meaning of Rule 16b-3, such provision will be construed or deemed amended to the extent necessary to conform to such requirements with re-spect to such Participant or Director.

                                  ARTICLE XIII

                               General Provisions

  13.1 No right to Continue as a Director. Nothing contained in this Plan will confer upon any Participant any right to continue to serve as a Director.

  13.2 No Shareholder Rights Conferred. Except for dividend equivalents under
Section 6.5 and voting and dividend rights under Section 8.6, nothing contained in this Plan will confer upon any Participant any rights of a shareholder of the Company unless and until Shares are in fact converted, issued or trans-ferred to such Participant in accordance with Article VIII.

  13.3 Change to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of shareholders or Participants, except that any such action will be subject to the approval of the Company's share-holders at the next annual meeting of shareholders having a record date after the date such action was taken if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, or if the Board determines in its discre-tion to seek such shareholder approval; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant with respect to any Stock Units credited to his or her Stock Unit Account; and provided, however, that any "plan provision" re-ferred to in Rule 16b-3(c)(2)(ii)(B) under the Exchange Act, shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code or the rules thereunder.

  13.4 Consideration; Agreements. The consideration for Shares issued or deliv-ered in lieu of payment of Fees will be the Director's service during the pe-riod to which the Fees paid in the form of Shares related.

  13.5 Compliance with Laws and Obligations. The Company will not be obligated to issue or deliver Shares in connection with this Plan in a transaction sub-ject to the registration requirements of the Securities Act of 1933, as amend-ed, or any other federal or state securities law, any requirement under any listing agreement between the Company and any national securities exchange or automated quotation system or any other laws, regulations, or contractual obli-gations of the Company, until the Company is satisfied that such laws, regula-tions, and other obligations of the Company have been complied with in full. Certificates representing Shares delivered under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations, and other obligations of the Company, including any re-quirement that a legend or legends be placed thereon.

  13.6 Limitations on Transferability. Stock Units, Director Stock Awards, Spe-cial One-Time Director Stock Awards and any other right under the Plan that may constitute a "derivative security" as generally defined in Rule 16a-1(c) under the Exchange Act will not be transferable by a Participant except by will or the laws of descent and distribution (or to a designated beneficiary in the event of a Participant's death); provided, however, that such rights may be transferred to one or more trusts or other beneficiaries during the lifetime of the Participant in connection with the Participant's estate planning, but only if and to the extent then permitted under Rule 16b-3 and consistent with the registration of the offer and sale of Shares on Form S-8 or a successor regis-tration form of the Securities and Exchange Commission. Stock Units, Director Stock Awards, Special One-Time Director Stock Awards and other rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to the claims of creditors.

  13.7 Governing Law. The validity, construction, and effect of the Plan and any agreement hereunder will be determined in accordance with the Delaware Gen-eral Corporation Law, to the extent applicable, other laws (including those governing contracts) of the State of Maryland, without giving effect to princi-ples of conflicts of laws, and applicable federal law.

  13.8 Plan Termination. Unless earlier terminated by action of the Board or Executive Committee of the Board, the Plan will remain in effect until such time as no Shares remain available for delivery under the Plan and the Company has no further rights or obligations under the Plan.

                                  ARTICLE XIV

                     Special One-Time Director Stock Awards

  14.1 Special One-Time Director Stock Awards. Subject to Section 14.2, Partic-ipants who are Directors as of May 1, 1997, will receive a Special One-Time Di-rector Stock Award as follows:

                                 SPECIAL ONE-TIME
       NAME OF DIRECTOR         DIRECTOR STOCK AWARD
       ----------------         --------------------
       Gilbert M. Grosvenor         3,000 Shares
       Roger W. Sant                3,000 Shares
       Floretta Dukes McKenzie      3,000 Shares
       Lawrence M. Small            2,000 Shares
       Harry J. Pearce              2,000 Shares
       W. Mitt Romney               1,500 Shares

  14.2 Vesting. A Participant's Special One-Time Director Stock Award will be vested and nonforfeitable with respect to 10 percent of the Award for each Year of Service, including years of service prior to the date of grant of the Award. A Participant's Special One-Time Director Stock Award will become fully vested and nonforfeitable upon the Participant's death or Disability.

  14.3 Conversion and Payment of Special One-Time Director Stock Awards. The Company will convert Special One-Time Director Stock Awards into Shares upon a Participant's Termination of Service. The Company will distribute Special One-Time Director Stock Awards pursuant to the Participant's written election sub-mitted to the Company by May 9, 1997 in a lump sum or substantially equal an-nual installments over a period not to exceed ten (10) years.

                                                                      APPENDIX B


                          MARRIOTT INTERNATIONAL, INC.

                          EMPLOYEE STOCK PURCHASE PLAN


                                              EFFECTIVE BEGINNING 1994 PLAN YEAR

                         MARRIOTT INTERNATIONAL, INC.
                         EMPLOYEE STOCK PURCHASE PLAN

  The Marriott International, Inc. Employee Stock Purchase Plan (the "Plan") as set forth in this document, is intended through payroll savings to enable eligible employees to purchase stock of Marriott International, Inc. (the "Corporation") and thus to benefit the Corporation by increasing the employ-ees' interest in the Corporation's growth and success. It is intended that the Plan meet the requirements for an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, and is to be so applied and inter-preted. The provisions of the Plan are as follows:

  1. Stock Offered and Price. An option to purchase shares through payroll savings will be granted to eligible employees in the manner stated below. The Purchase Price of each share of stock will be the lesser of (i) 100% of its fair market value on the date the option is granted, or (ii) 100% of the fair market value on the day the option is exercised. In the event that the Corpo-ration should declare a stock dividend or a stock split or reclassify its stock, the purchase price and the number of shares reserved for the Plan will be adjusted proportionately. The maximum number of shares which may be issued under this Plan shall be a figure equivalent to twenty-five percent (25%) of the total authorized shares of Marriott International, Inc., as of that Corpo-ration's first day of existence.

  2. Eligible Employees. All employees of the Corporation or any subsidiary of the Corporation who are employed on the first business day of January of each year of the Plan, are eligible to participate in the Plan during the following year, except the following who are ineligible to participate: (a) employees whose customary employment is for not more than five months in any calendar year; (b) employees whose customary employment is 20 hours or less per week; and (c) any employee, who after grant of an option under the Plan, would own or be deemed to own pursuant to applicable attribution rules stock (including stock which may be acquired under any outstanding options) possessing five per cent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation, or a subsidiary thereof. Notwithstanding the foregoing and with respect to subsidiary corporations, the Board of Directors of the Corporation must first approve participation in the Plan of the employ-ees of each such subsidiary. Furthermore, the Board of Directors may at any time in its sole discretion and if it deems it advisable to do so, withdraw participation from the employees of a particular subsidiary or subsidiaries.

  3. Participation in the Plan. An eligible employee may become a participant in the Plan by completing an election to participate in the Plan on a form provided by the Corporation and filing that form with his Payroll Office be-tween the 2nd day of January and 15th day of March, inclusive, in each year in which such employee is to participate in the Plan. Such form and participation shall be effective only if the employee is still employed by the Corporation on January 31 of the following year. An eligible employee may revise his elec-tion at any time up to and including the 15th day of March in each year in which such employee is eligible to participate in the Plan.

  4. Payroll Deductions. At the time an employee files his election (as pro-vided above), the employee shall elect to have deductions made from his pay, or in the alternative, elect to make contributions, on each pay day, starting on or after February 1 immedi-ately following such election, and ending before the next February 1, as long as he shall participate in the Plan, of, or equal to, 5%, 6%, 7%, 8%, 9% or 10% of the base compensation, including commissions from the Corporation or any participating subsidiary which the employee is entitled to receive on such pay day, but excluding any bonus payments (including bonus and award payments from the Corporation or any participating subsidiary that are not included as base pay) or other compensation to be taken into account for purposes of determining Deferred Stock Bonus Awards under the 1996 Comprehensive Stock Incentive Plan maintained by the Corporation regardless of whether or not the Participant re-ceives a Deferred Stock Bonus Award. These deductions or contributions will be credited to the participant's account under the Plan. The participant may not during any then current year of the Plan change his rate of payroll deduction or contribution after March 15. Once a participant elects either authorization of payroll deductions or contributions, the election may not be changed during that year of the Plan after March 15.

  An employee electing to make contributions may miss making the full contribu-tion once, and may make it up within thirty (30) days. If the employee misses more than one contribution, or fails to make it up within 30 days, the employee will be deemed to have elected to terminate his participation for the year in question (as provided in Section 8). At any time a participating employee may elect voluntarily to terminate, in total only, his participation in the Plan for the year in question (as provided in Section 8). Once participation is ter-minated, it may not be reinstated during that year of the Plan.

  Upon retirement a participant shall have no further obligation nor will he be permitted to make further contributions to the Plan. All amounts theretofore contributed by a retired participant shall be retained in his account for the balance of the Plan year and applied as set forth in Section 5.

  5. Exercise of the Option to Purchase Shares. Unless a participating employee has given prior written notice terminating such employee's participation in the Plan, for the year in question, or his participation in the Plan has otherwise been terminated as provided in Section 8, or if he has retired, the option of such participating employee to purchase stock will be automatically exercised for him on January 31 of the year following the year in which he elected to participate in the Plan, for the purchase of the number of full shares of stock (subject to the participation adjustment provided in Section 6) which the accu-mulated funds in the participating employee's account at that time will pur-chase at the Purchase Price. The option may not be exercised at any other time. Any funds remaining in the participating employee's account insufficient to purchase a full share of stock will be refunded to the employee. Effective with exercise of the option the employee shall become a stockholder and shall have all the rights incident thereto, including the right to such future dividends as may be declared from time to time by the Board of Directors.

  6. Participation Adjustment. If in any year the payroll deductions exceed the number of unsold reserved shares, a participation adjustment will be made and the number of shares purchasable by participating employees will be reduced proportionately. Any funds remaining in the participating employee's account not used to purchase shares will be refunded to the employee.

  7. Issuance of Stock Certificates. As soon after the option is exercised as is reasonably possible, and upon his or her election, the participating em-ployee will be issued a stock certificate for the number of shares purchased under the Plan.

  8. Termination of Participation. The employee will be refunded all monies in his account and his participation in the Plan terminated, if: (a) the employee elects in writing to terminate participation; (b) the employee's employment with the Corporation or its subsidiaries is terminated for any reason other than retirement; (c) the Board of Directors of the Corporation elects to termi-nate the Plan as provided by Section 13; (d) participation is terminated for failure to make contributions as more fully set forth in Section 4; or (e) the employee dies. Once terminated, participation may not be reinstated for the then current year but, if otherwise eligible, the employee may elect to partic-ipate in any subsequent year of the Plan. For purposes of this Section 8, the term "retirement" shall mean either (i) termination of employment at or beyond age 55 with at least 10 years of service; or (ii) termination of employment as a result of total and permanent disability. An employee shall be considered to-tally and permanently disabled for purposes of this Section 8 if the employee is permanently unable to engage in any occupation for which he or she is rea-sonably qualified by education, training or experience as certified by a compe-tent medical authority designated by the Plan Administrator to make such deter-mination. An employee's termination of employment shall be considered a "re-tirement" for purposes of this Section 8 only if such termination occurs not more than three months prior to January 31 of the year following the year in which the employee has filed his or her most recent valid election to partici-pate in the Plan.

  9. Assignment. No employee may assign his rights under the Plan (including his rights in the option). Any payment of cash or issuance of stock hereunder may be made only to the employee (or, in the event of his death, to his es-tate). After the stock certificate has been issued, such certificate may, of course, be assigned the same as any other stock certificate.

  10. Administration. The Compensation Policy Committee of the Board of Direc-tors will administer the Plan and may prescribe rules as to the administration of the Plan, including, without limitation, rules relating to the definition of "base compensation" as used herein. The determination of the Compensation Pol-icy Committee as to any questions which may arise with respect to the interpre-tation of the provisions of this Plan shall be final. Payroll deduction autho-rizations and elections to terminate participation shall be exercised only on forms provided by the Corporation for that purpose.

  11. Application of Funds. All funds received or held by the Corporation under this Plan may be used for any corporate purpose until applied to the purchase of stock and/or refunded to participating employees, and participating employ-ee's accounts will not be segregated, nor will interest be paid thereon.

  12. Amendment of Plan. The Board of Directors may, at any time, amend this Plan, in any respect, except that without approval of the stockholders of the Corporation no amendment shall be made (a) changing the number of shares sub-ject to this Plan (except as provided in Section 1); (b) decreasing the Pur-chase Price (except as provided in Section 1); or (c) changing administration of the Plan from the Compensation Policy Committee or changing the classifica-tion of employees eligible to participate in the Plan.

  13. Term and Termination of the Plan. This Plan shall continue in effect on a year-to-year basis unless terminated by the Board of Directors of the Corpora-tion. The Board of Directors may terminate the Plan at any time and for any reason. In any event the Plan shall, without further action of the Board of Di-rectors, terminate at such time as the total number of shares reserved for pur-chase under the Plan has been distributed.

  14. Governmental Regulation. The Corporation's obligation to issue, sell and deliver its stock under this Plan is subject to the approval of any governmen-tal authority required in connection with the authorization, issuance or sale of such stock.

  15. Other Provisions. (a) Notwithstanding any other provisions of this Plan, no employee may purchase in any one calendar year, under this Plan, shares of stock which exceed $25,000.00 of fair market value determined as of the date the option is granted. (b) "Fair Market Value" means the average of the high and low prices per share of the Corporation's stock as reflected by composite transactions on the various national securities exchanges on which such stock has been listed and reported by the National Association of Securities Dealers on the day named, or if there are no transactions on that date, then the clos-ing price for the preceding day upon which transactions occurred. (c) A "sub-sidiary of the Corporation" is any corporation where the Corporation owns 50% or more of the total combined voting power of all classes of stock. (d) Tempo-rary disability or an approved leave of absence shall not result in termination of employment within the meaning of the Plan. (e) All employees granted options shall have the same rights and privileges. (f) Notwithstanding any other provi-sions of this Plan, no eligible employee may purchase in any one calendar year, under this Plan, shares of stock which exceed a whole number of shares arrived at by dividing $25,000 by the fair market value of a share on the date the op-tion is granted.

The 1997 Annual Meeting will begin at 10:30 a.m. Coffee, tea, and juice will be provided to shareholders attending the meeting. Due to anticipated hotel guest needs at the JW Marriott Hotel on May 9, minimal parking is available to share-holders in the parking garage adjacent to the hotel. Several public lots are located within three blocks of the hotel. As parking is limited in the general area, it is recommended that shareholders attending the Annual Meeting consider using public transportation. Two Metro subway stations, Federal Triangle and Metro Center, are located less than three blocks from the hotel, and the area is served by Metro buses. A "Shareholder Annual Meeting" rate will be offered at three local Marriott hotels for Thursday, May 8, 1997, the night before the meeting. The participating hotels are conveniently located near Metro stations. The hotels and rates are listed below:

JW Marriott Hotel--$160
1331 Pennsylvania Avenue, N.W.
Washington, D.C. 20004
202/393-2000
Near Federal Triangle Metro Station

Washington Courtyard--$115
1900 Connecticut Avenue, N.W.
Washington, D.C. 20009
202/332-9300
Near Dupont Circle Metro Station

Bethesda Residence Inn--$116
7335 Wisconsin Avenue
Bethesda, Maryland 20814
301/718-0200, Ext. 6604
Near Bethesda Metro Station

To receive these rates, call the hotel directly and ask for the "Shareholder Annual Meeting" rate for May 8, 1997. Please note that a limited number of rooms are offered at these rates. Applicable taxes and gratuities are extra and advance reservations are required. This discount may not be used in conjunction with other discounts, coupons, or group rates.

--------------------------------------------------------------------------------

                          MARRIOTT INTERNATIONAL, INC.

  P            THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE ANNUAL MEETING OF SHAREHOLDERS
  R
                          on May 9, 1997, 10:30 a.m.
  O
        The undersigned appoints J.W. Marriott, Jr. and Richard E. Marriott as
  X Proxies. Each shall have the power to appoint a substitute. They are authorized to represent and vote, as designated on the reverse side, all
  Y shares of Marriott International, Inc. common stock held of record by the undersigned on March 14, 1997, at the Annual Meeting of Shareholders to be held on May 9, 1997, or any adjournment or postponement thereof. The Board of Directors recommends votes FOR Proposals 1, 2, 3, and 4, and AGAINST Proposals 5 and 6.


                                              (change of address/comments)

                                          ------------------------------------

                                          ------------------------------------

                                          ------------------------------------

                                          ------------------------------------


                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                                                   -------------
                                                                    SEE REVERSE
                                                                        SIDE
                                                                   -------------

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                            Detach Proxy Card Here


To Fellow Marriott International, Inc. Shareholders:

Here is your 1997 Marriott International, Inc. proxy card. Please read both sides of the card and mark, sign and date it. Then detach and return it promptly using the enclosed envelope. We urge you to vote your shares.

You are invited to attend the Annual Meeting of Shareholders on Friday, May 9, 1997, at 10:30 a.m. in the Grand Ballroom of the JW Marriott Hotel in Washington, D.C.

Your continuing interest in Marriott is appreciated. Space is provided on the proxy card for your comments. Shareholder comments about any aspect of company business are welcome. Although such notes are not answered on an individual basis, they do assist Marriott management in determining and responding to the needs of its shareholders.

Thank you in advance for voting.


/s/ Joan Rector McGlockton


Joan Rector McGlockton
Secretary

--------------------------------------------------------------------------------

   [X] Please mark                                                          5203
       votes as in this
       example.
  This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no instruction is indicated, such proxy will be voted "FOR" Proposals 1, 2, 3, and 4, "AGAINST" Proposals 5 and 6, and at the discretion of the Proxies on any other matter that may properly come before the meeting.
   --------------------------------------------------------------------------
    The Board of Directors recommends a vote FOR Proposals 1, 2, 3, and 4.
   --------------------------------------------------------------------------
    1. Election of Directors.           FOR           WITHHELD
       Nominees: Floretta               [_]             [_]
       Dukes McKenzie,
       Roger W. Sant,
       Lawrence M. Small,
       and William J. Shaw

       For all nominees except as noted below:

    ----------------------------------------------------------------------
                                         FOR   AGAINST   ABSTAIN
    2. Ratify amended and restated       [_]     [_]       [_]
       Marriott International, Inc.
       1995 Non-Employee Directors'
       Deferred Stock Compensation
       Plan.

    3. Ratify increase in shares         [_]     [_]       [_]
       authorized for issuance under
       Marriott International, Inc.
       Employee Stock Purchase Plan.

                                         FOR   AGAINST   ABSTAIN
    4. Ratify appointment of Arthur      [_]     [_]       [_]
       Andersen LLP as independent
       auditors.

   --------------------------------------------------------------------------
    The Board of Directors recommends a vote AGAINST Proposals 5 and 6.
   --------------------------------------------------------------------------
                                         FOR   AGAINST   ABSTAIN
    5. Shareholders proposal to adopt    [_]     [_]       [_]
       cumulative voting for the
       election of directors.

    6. Shareholders proposal to adopt    [_]     [_]       [_]
       the "fair value" method of
       accounting for stock-based
       compensation plans pursuant to
       FAS No. 123.
   --------------------------------------------------------------------------
                                     MARK HERE FOR ADDRESS [_]
                                      CHANGE AND NOTE ON
                                         REVERSE SIDE

       ----------------------------------------------------------------------
        SIGNATURE(S)                                        DATE

       Sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, give full title.
       If a corporation, sign full corporate name by President or other authorized officer. If a partnership, sign in partnership name by authorized trustee or partner.

-----------------------------------------------------------------------------
      Please carefully detach here and return this proxy in the enclosed reply envelope.